Exhibit 2.2

Certain identified information has been omitted from this document because it is both not material and is the type that the registrant treats as private or confidential, and has been marked with “[***]” to indicate where omissions have been made

Dated 20 November 2021

VANTAGE HOLDINGS INTERNATIONAL ADES ARABIA HOLDING

SHARE PURCHASE AGREEMENT relating to the entire issued share capital of Emerald Driller Company

Wikborg Rein LLP 30 Cannon Street London EC4M 6XH

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Table Of Contents

1 Interpretation 1

2 Conditions 9

3 Sale and purchase 11

4 Purchase Price 11

5 Escrow Account; Deposit 12

6 Closing 12

7 Warranties 14

8 Limitations on Seller's liability 16

9 Tax Covenant 18

10 Indemnities 18

11 Restrictions on the Seller 19

12 Termination 21

13 Confidentiality and announcements 22

14 Further assurance 24

15 Assignment 25

16 Entire agreement 25

17 Variation and Waiver 25

18 Costs 26

19 Notices 26

20 Interest 27

21 Severance 27

22 Agreement survives Closing 28

23 Third party rights 28

24 Counterparts 28

25 Governing law and arbitration 28

Schedule 1 - Particulars of the Company 29

Schedule 2 - Closing Payment and Purchase Price Adjustment 30

Schedule 3 - Conditions 33

Schedule 4 - Conduct between signing and Closing 35

Schedule 5 - Wire payment instructions 39

Schedule 6 - Closing Accounts 40

Schedule 7 - Warranties 44

Schedule 8 - Particulars of the Properties 59

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Schedule 9 - Disclosure Schedule 60

Schedule 10 - Tax Covenant 61

Schedule 11 - Excepted Material Adverse Change Adjustment 62

Schedule 12 - Capital Expenditure Spreadsheet 63

Schedule 13 - Asset Register 64

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THIS AGREEMENT IS MADE ON THE 20TH DAY OF November 2021

Between

(1)
VANTAGE HOLDINGS INTERNATIONAL, incorporated and registered in the Cayman Islands as an exempted company with company number MC-250253 whose registered office is at Maples Corporate Services Limited PO Box 309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands (the "Seller"); and
(2)
ADES ARABIA HOLDING, a foreign closed joint stock single shareholder company incorporated and registered in the Kingdom of Saudi Arabia with commercial registration number 2051238277 with its registered office at 7429, Prince Turki Road – Alkurnaish District, Khobar, the Kingdom of Saudi Arabia (the "Buyer").

Recitals

1.
The Company is incorporated and registered in the Cayman Islands as an exempted company.
2.
The Company has an issued share capital of One United States Dollar (USD1.00) consisting of one (1) ordinary share of One (1) United States Dollar (USD1.00) par value.
3.
Further particulars of the Company at the date of this Agreement are set out in Schedule 1.
4.
The Seller is the owner of the legal and beneficial title to the Sale Share.
5.
The Seller has agreed to sell and the Buyer has agreed to buy the Sale Share subject to the terms and conditions of this Agreement.

It is hereby agreed

Interpretation

The definitions and rules of interpretation in this clause apply in this Agreement.

1.1
Definitions

"Accounts" means the audited IFRS financial statements of the Company as at and to the Accounts Date (copies of which are included in the Disclosed Documents).

"Accounts Date" means December 31, 2020.

"Adjustment Date" means the tenth (10th) Business Day following the date on which the Closing Accounts and the Purchase Price Statement are agreed or determined in accordance with Schedule 6.

"AFEs" means the Company's authorisations for expenditures as at the Closing Date in connection with the delivery of the relevant Drilling Unit to, and acceptance of the relevant Drilling Unit by, the Drilling Customer under respectively the Aquamarine Driller Contract and the Sapphire Driller Contract.

"Aquamarine Driller" means the jack‑up drilling unit known as Aquamarine Driller, having IMO No.8769652 registered under the flag of Panama with official number 3489909B.

"Aquamarine Driller Contract" has the meaning set out in paragraph 1.2(a) of Schedule 3.

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1.
"Bond Trustee Release Documents" means deeds, agreements, releases or other documents as are customary under an indenture such as the Indenture in connection with the release of collateral over assets or rights of the Company (or over the Sale Share) and the release of the Company from its obligations under the Indenture (and any related security agreement) so that the Transaction can proceed in the manner contemplated by this Agreement.

"Branch Accounts" means the audited IFRS financial statements of the Company’s Qatar branch as at and to the Accounts Date (copies of which are included in the Disclosed Documents).

"Business" means the business of the Company, namely the ownership and operation of the Emerald Driller and (after they have been purchased by the Company) the Aquamarine Driller and the Sapphire Driller.

"Business Day" means a day when banks in New York City, London, Dubai and Cairo are open for business.

“Business Information” means all information, know-how and techniques (in whatever form held), relating to the Business, including information with respect to:

a.
the Drilling Contracts and the Drilling Units, the Material Contracts and services rendered by the Company;
a.
any documentation, formulae, designs, specifications, drawings, data, manuals or instructions relating to (a) above;
b.
suppliers and customers of the Company; and
c.
the operations, management, administration or financial affairs of the Company (including any accounts, business plans or forecasts, information relating to future business development or planning, information relating to the Employees and Workers and information relating to the assets of the Company).

“Business Records” all records and other storage media, regardless of form or characteristics, containing Business Information or on or in which Business Information is recorded or stored, whether machine-readable or not (including computer disks, hard drives, servers, universal serial bus (USB) sticks, the cloud, books, photographs and other documentary materials).

"Cash" has the meaning set out in paragraph 1 of Schedule 6.

"Claim" means a claim for or in connection with (i) any breach of any of the Warranties or (ii) any other obligation of the Seller under this Agreement or the Tax Covenant, excluding however (a) Indemnity Claims, (b) claims for breach of (x) the covenants in Schedule 4; and (y) Clauses 11.1-11.5 and 13, (c) claims under clauses 10.5, 12 (Termination), 14 (Further assurance) and 15 (Assignment).

"Classification Society" means DNV.

"Closing" means the closing of the sale and purchase of the Sale Share in accordance with this Agreement.

"Closing Accounts" has the meaning set out in paragraph 1 of Schedule 6.

"Closing Agenda" means a document, in agreed form, identifying the documents to be delivered by the Buyer and Seller at Closing and the business to be conducted at board meetings of the Company held at Closing.

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"Closing Date" has the meaning set out in clause 6.2.

"Closing Payment" has the meaning set out in Schedule 2.

"Company" means Emerald Driller Company, incorporated and registered in the Cayman Islands as an exempted company, limited by shares further details of which are set out in Schedule 1.

"Conditions" means the conditions to Closing, being the matters set out in Schedule 3.

"Consents" has the meaning given in paragraph 5.2 of Part A of Schedule 7.

"Contract Preparation Works" means the works performed or to be performed pursuant to the AFEs.

"Director" means each person who is a director of the Company, as set out in Schedule 1.

"Disclosed" means fairly disclosed (with sufficient details and accuracy to identify the nature and scope of the matter disclosed) in or under the Disclosure Schedule; including information contained in the Disclosed Documents to the extent it satisfies this definition.

"Disclosed Documents" means those of the documents appearing in the electronic data room maintained by Donnelley Financial Solutions ("DFS") and as they relate to the Company and its business and assets which are referred to in the Disclosure Schedule as “Disclosed Documents” (a download of which documents shall, for evidential purposes, be delivered by DFS between the signing date of this Agreement and the Closing Date, to the Buyer and the Seller).

"Disclosure Schedule" means Schedule 9 to this Agreement.

"Drilling Contracts" means the Emerald Driller Contract, the Aquamarine Driller Contract and the Sapphire Driller Contract (and "Drilling Contract" means any of them).

"Drilling Customer" means Total E&P Golfe Limited and North Oil Company (as the case may be) in respect of the Emerald Driller Contract and North Oil Company in respect of Aquamarine Driller Contract and Sapphire Driller Contract or their respective successors and/or assigns (and "Drilling Customer" means either of them).

"Drilling Units" means the Emerald Driller, the Aquamarine Driller and the Sapphire Driller (and "Drilling Unit" means any of them).

"Effective Date" has the meaning set out in clause 2.1.1.

"Effective Time" has the meaning set out in paragraph 1 of Schedule 6.

"Emerald Driller" means the jack‑up drilling unit known as Emerald Driller, having IMO No.8770053 registered under the flag of Panama with official number 3462409B.

"Emerald Driller Contract" has the meaning set out in paragraph 1.1(a) of Schedule 3.

"Employee" has the meaning set out in paragraph 14.1 of Part A of Schedule 7.

"Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, encumbrance, security interest, title retention or any other security agreement or arrangement.

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"Escrow Account" means the USD account to be opened by the Escrow Agent pursuant to the Escrow Agreement.

"Escrow Agent" means U.S. Bank National Association.

"Escrow Agreement" means the agreement, in agreed form, between the Buyer, the Seller and the Escrow Agent instructing and authorising the Escrow Agent to establish and operate the Escrow Account.

"Estimated NOC Preparation Expenditures" has the meaning given in Schedule 2.

"Estimates Statement" has the meaning set out in clause 4.2.

"Excepted Material Adverse Change" means any of the following:

(a)
the receipt by the Company of a notice from a Drilling Customer that a Drilling Contract will be suspended, provided the suspension is not reasonably expected to last more than sixty (60) days after the anticipated Closing Date;
(b)
the day rate payable under a Drilling Contract being reduced (other than in accordance with the terms of the relevant Drilling Contract) by five percent (5%) or less);
(c)
a Partial Loss affecting a Drilling Unit, provided the Drilling Unit remains in operational condition for the purpose of the relevant Drilling Contract and the cost of remedying the Partial Loss is not reasonably expected to exceed five hundred thousand United States Dollars (USD500,000).

"Excepted Material Adverse Change Adjustment" means an adjustment of the Purchase Price to be determined or calculated in accordance with Schedule 11 in the event an Excepted Material Adverse Change occurs before Closing.

"Exclusivity Letter" means the letter dated 23rd August 2021 from Vantage Drilling International to the Buyer and pursuant to which the Buyer was granted a period of exclusivity in respect of the Transaction.

"Exclusivity Period" means the period commencing on the Effective Date and ending on Closing or, if earlier, the date on which this Agreement is terminated.

"Expert" has the meaning given in paragraph 1 of Schedule 6.

"Financial Indebtedness" means any indebtedness for or in respect of (i) moneys borrowed; (ii) any amount raised by acceptance under any acceptance credit facility; (iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (iv) the amount of any liability in respect of any lease or hire purchase contract which should be treated as a balance sheet liability; (v) receivables sold or discounted; (vi) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (vii) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price; (viii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in items (i) to (viii) above; however always excluding obligations under the purchase agreements between the Company and Grant Prideco LP or its affiliate included in the Disclosed Documents relating to the Company’s purchase of drill pipe for the Sapphire Driller and the Aquamarine Driller.

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"Fundamental Warranties" means the Warranties at paragraphs 1, 2, 5.1, 10.3, 10.4, 11, 12, 13.1 and 17.3 of Part A of Schedule 7 and the Warranties in Part B of Schedule 7.

"Group" means, in relation to a company (wherever incorporated), that company, any company of which it is a Subsidiary from time to time (its holding company) and any other Subsidiaries from time to time of that company or its holding company. Each company in a Group is a "member of the Group".

"Guarantor" means Vantage Drilling International, a company incorporated in the Cayman Islands whose registered office is at Maples Corporate Services Limited PO Box 309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands.

"Guarantee" means the guarantee, in agreed form, to be issued by the Guarantor in favour of the Buyer in respect of the Seller's obligations under this Agreement.

"Intellectual Property Rights" means, collectively, patents, utility models, rights to inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights to use computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

"Interim Period" means the period from (and including) the date of this Agreement up to (and including) the Closing Date or, if earlier, the termination of this Agreement in accordance with its terms.

"Intra-Group Release" means a deed in agreed form by which the Guarantor on behalf of each member of the Group of which the Company forms a part up to Closing releases the Company from any liabilities or obligations (including without limitation in respect of any financial indebtedness) and releases any Encumbrance held as security for such liabilities and obligations.

“Inventory” means the balance (expressed in United States Dollars) of the Company’s inventory, at the Effective Time, calculated as the sum of gross inventory balances (under the Company’s general ledger accounts 130100 and 131100), reduced by inventory write downs (under the Company’s general ledger account 131150) before the Effective Time.

"Longstop Date" means 5:00 PM ET on 30 June 2022 (or if that is not a Business Day on the immediately preceding Business Day) or such later date as may be agreed in writing by the Buyer and the Seller.

"Material Adverse Change" means a fact, matter, event, circumstance, condition or change which materially and adversely affects (or which can reasonably be expected to have a material and adverse effect on) the business, operations, assets, liabilities, condition (whether financial, trading or otherwise), or results of operation or prospects of the Company it being agreed that each of the following (without limitation) will constitute a “Material Adverse Change” (i) the termination of a Drilling Contract before the date on which such Drilling Contract is currently due to terminate or the occurrence of any event or circumstance that gives the Drilling Customer the right to terminate any Drilling Contract; (ii) the receipt by the Company of a notice from a Drilling Customer that a Drilling Contract will or may be suspended for a period beyond the Closing Date (unless withdrawn at least five (5) days prior to the expected Closing Date); (iii) the day rate payable under a Drilling Contract being reduced other than in accordance with the terms of the relevant Drilling Contract; (iv) any Drilling Unit becoming a Total Loss; (v) there is a Partial Loss in respect of any Drilling Unit which is not remedied at least five (5) days prior to the expected Closing Date if this causes the Drilling Unit not to be in operational condition or if the cost of remedying

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the Partial Loss is reasonably expected to exceed five hundred thousand United States Dollars (USD500,000); (vi) any strike being pending in the fifteen (15) days before the expected Closing Date, provided such strike is reasonably likely to cause a breach of a Drilling Contract; (vii) the occurrence of any health, safety, security or environment incident or other breach of a Drilling Contract giving rise to a right of termination of a Drilling Contract; or (viii) any Proceedings involving the Company being outstanding, threatened or pending in the thirty (30) days prior to the expected Closing Date which if adversely determined would constitute a Material Adverse Change, but excluding any of the foregoing arising out of, resulting from, or attributable to:

a.
changes in stock markets, interest rates, exchange rates, commodity prices or other general economic conditions;
b.
pandemics or other epidemics, including without limitation the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), variants of SARS-CoV-2, and diseases resulting therefrom (including without limitation the coronavirus disease (COVID-19));
d.
changes in applicable laws, regulations or accounting standards or practices;
e.
implementation of any transaction referred to in paragraph 1.2 of Schedule 3;
f.
implementation of any transaction referred to in paragraph 1.3 of Schedule 3;
g.
any matter Disclosed; or
h.
the announcement of the Transaction or the change in control of the Company resulting from this Transaction.
2.
"Material Contract" has the meaning set out in paragraph 8.1 of Part A of Schedule 7.

"Material Disclosure" means any matter which (i) constitutes a Material Adverse Change; (ii) (if Closing occurred) would be reasonably likely to give rise to a breach of the Fundamental Warranties; or (iii) breaches or is reasonably likely to give rise to a breach of any other Warranty or the obligations of the Seller under any other term of this Agreement which would be reasonably likely to have a material adverse effect on the Business.

"NDA" means the letter agreement between the Guarantor and Advanced Energy Systems (ADES) S.A.E dated April 7, 2021.

"Parent Company Guarantees" means:

a.
the parent company guarantee issued by Vantage Drilling International in favour of the Drilling Customer pursuant to Article 4.10.3 of the Emerald Driller Contract;
b.
the parent company guarantee issued or to be issued by Vantage Drilling International in favour of North Oil Company pursuant to Article 4.10.3 of the Aquamarine Driller Contract; and
c.
the parent company guarantee issued or to be issued by Vantage Drilling International in favour of North Oil Company pursuant to Article 4.10.3 of the Sapphire Driller Contract.
3.
“Partial Loss” any loss or damage to a Drilling Unit or defect in a Drilling Unit which occurs or was present prior to Closing (fair wear and tear excepted).

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"Performance Guarantees" means:

a.
the Parent Company Guarantees;
a.
on demand performance bank guarantee no.842BGF1900003 (old no.842BGF1600251) issued by Deutsche Bank and any replacement security in favour of Total E&P Qatar in the amount of three million six hundred thousand United States Dollars (USD3,600,000) pursuant to Article 4.10.2 of the Emerald Driller Contract;
b.
standby letter of credit no.NUSCGS040477 and any replacement security issued in favour of The Commercial Bank (Q.S.C) in the amount of five million United States Dollars (USD5,000,000) in connection with Article 4.10.2 of the Aquamarine Driller Contract;
c.
standby letter of credit no.NUSCGS040478 and any replacement security issued in favour of The Commercial Bank (Q.S.C) in the amount of five million United States Dollars (USD5,000,000) in connection with Article 4.10.2 of the Sapphire Driller Contract.
4.
"Proceedings" means:
a.
any litigation or administrative, mediation, arbitration or other proceedings, or any claims, actions or hearings before any court, tribunal or any governmental, regulatory or similar body, or any department, board or agency; or
b.
any dispute with, or any investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body or agency in any jurisdiction.

"Purchase Price" means the aggregate purchase price to be paid by the Buyer to the Seller for the Sale Share, as set out in clause 4.

"Purchase Price Adjustment" has the meaning set out in Schedule 2.

"Purchase Price Statement" has the meaning set out in paragraph 1 of Schedule 6.

"Representatives" means, in relation to any person, its directors, officers, employees, legal, accounting, financial and other advisers, consultants, agents or brokers (as applicable).

"Restricted Activity" means each and any of the following (i) any investment in the Company; (ii) the disposal (whether by way of sale, offer, transfer or otherwise) of all or any part of, or any interest in, the issued share capital of the Company; or (iii) the disposal (whether by way of sale, offer, transfer or otherwise) of all, or any part of, the Business or assets of the Company (other than in the ordinary course of trading).

"Sale Share" means the ordinary share of US$1.00 par value in the Company, which is fully paid or credited as fully paid.

"Sapphire Driller" means the jack‑up drilling unit known as Sapphire Driller, having IMO No.8770170 registered under the flag of Panama with official number 3486609C.

"Sapphire Driller Contract" has the meaning set out in paragraph 1.3(a) of Schedule 3.

"Subsidiary" means, in relation to a company wherever incorporated (a "holding company"), any company in which the holding company (or persons acting on its behalf) directly or indirectly holds or controls either:

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a.
a majority of the voting rights exercisable at shareholder meetings of that company; or
c.
the right to appoint or remove a majority of its board of directors,

and any company which is a Subsidiary of another company is also a Subsidiary of that company's holding company. Unless the context otherwise requires, the application of the definition of Subsidiary to any company at any time shall apply to the company as it is at that time.

"Target Inventory" means the sum of eleven million six hundred thousand United States Dollars (USD11,600,000).

"Target Working Capital" means the sum of two million nine hundred thousand United States Dollars (USD2,900,000).

"Tax" means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or other liabilities in the nature of taxation wherever chargeable and whether of the Cayman Islands, Qatar or any other jurisdiction (including, for the avoidance of doubt, social security contributions in Qatar and corresponding obligations elsewhere) and any penalty, fine, surcharge, interest, charges or costs relating to it.

"Tax Authority" means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official competent to impose, administer, levy, assess or collect Tax or information in respect of Tax matters in the Cayman Islands, Qatar or elsewhere (including without limitation the Tax Information Authority of the Cayman Islands and the Department for International Tax Cooperation of the Cayman Islands and the General Tax Authority of the State of Qatar).

"Tax Covenant" means the tax covenant set out in Schedule 10.

"Tax Warranties" means the warranties set out in Part B of Schedule 7.

"Third Party" means any person other than the Buyer or a member of the Buyer's Group (or any of their respective officers, employees, agents or advisers).

"Third Party Negotiations" means any discussions or negotiations between a Third Party and the Seller or any other member of the Seller's Group (or any of their respective officers, employees, agents or advisers) relating to or otherwise concerning a Restricted Activity.

"Total Loss" means an actual, constructive, compromised or agreed total loss of a Drilling Unit including by physical damage, seizure, requisition, appropriation, forced sale or other involuntary transfer.

"Transaction" means the transaction contemplated by this Agreement or any part of that transaction.

"Transaction Documents" means this Agreement, and any other document to be entered into pursuant to this Agreement in connection with the Transaction.

"Usual Business Hours" has the meaning given in clause 19.5.

"Warranties" means the warranties given pursuant to clause 6.5 (where applicable), 7 and set out in Schedule 7.

"Worker" has the meaning set out in paragraph 14.1 of Part A of Schedule 7.

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"Working Capital" has the meaning set out in paragraph 1 of Schedule 6.

1.2
Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.
1.3
References to clauses and Schedules are to the clauses of and Schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule.
1.4
The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.
1.5
A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this Agreement) from time to time.
1.6
Unless the context otherwise requires, words in the singular shall include the plural and the plural shall include the singular.
1.7
Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.8
A "person" includes a natural person, a corporate or unincorporated body (whether or not having separate legal personality) and that person's successors and permitted assigns.
1.9
This Agreement shall be binding on and enure to the benefit of, the parties to this Agreement and their respective successors and permitted transferee and references to a "party" shall include that party's successors and permitted transferees.
1.10
A reference to a "company" shall include any company (including any Cayman Islands exempted company), limited liability company, corporation or other body corporate, wherever and however incorporated or established.
1.11
A reference to "writing" or "written" includes email.
1.12
Any words following the terms "including", "include", "in particular", "for example" or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.13
References to a document in "agreed form" are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.
1.14
Unless otherwise provided, a reference to a law is a reference to it as amended, extended or re-enacted from time to time, provided that, as between the parties, no such amendment, extension or re-enactment made after the date of this Agreement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, a party.
1.15
A reference to a law shall include all subordinate legislation made from time to time under that law.
1.16
Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

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Conditions
2.1
Effective Date
2.1.1
This Agreement is subject to the approval and authorization of the boards of directors of each of the Guarantor and the Buyer and is not binding on the parties unless and until (i) the Guarantor has confirmed in writing to the Buyer that the board of directors of the Guarantor has approved this Agreement (subject to satisfaction of the condition at (iii) below); (ii) the Buyer has confirmed in writing to the Guarantor that the board of directors of the Buyer has approved this Agreement (subject to satisfaction of the condition at (iii) below); and (iii) Schedule 9, Schedule 10 and the agreed form documents (including the form of the Guarantee) have been agreed between the parties and, in respect of Schedules, inserted into this Agreement.
2.1.2
The date which is the later to occur of (i) the date on which the conditions in clause 2.1.1 are satisfied and (ii) the date of execution of the Escrow Agreement by the parties and the Escrow Agent is referred to in this Agreement as the "Effective Date".
2.1.3
If the Effective Date does not occur on or before December 31, 2021 (or such later date as the parties may agree in writing), this Agreement shall automatically terminate and be deemed never to have been made.
2.2
Conditions to Closing
2.2.1
Closing is subject to and conditional upon:
(a)
the Conditions in paragraphs 1.2(c), 1.2(e), 1.3(c), 1.3(e), 1.4 and 1.5 of Schedule 3 being satisfied (or waived by the Buyer in accordance with clause 2.2.5) by the Longstop Date; and
(d)
the Conditions in Schedule 3 (other than those referred to in paragraph (a) above) being satisfied (or waived by both parties in accordance with clause 2.2.5) by the Longstop Date.
2.2.2
If any of the Conditions is not fully satisfied in accordance with clause 2.2.1, then unless each unfulfilled Condition is waived by the relevant party or parties pursuant to clause 2.2.5:
(a)
this Agreement shall terminate and cease to have effect on the Longstop Date except for any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination including the provisions referred to in clause 2.2.3;
(b)
the parties shall, as soon as reasonably practicable and in any event within five (5) Business Days of termination, instruct the Escrow Agent to release to the Buyer from the Escrow Account the Deposit (to the extent paid by the Buyer into the Escrow Account) together with any accrued interest thereon but less any applicable bank charges and the Buyer's share of the Escrow Agent's fees; and
(c)
save for any claims under sub-clause (b) above or clause 13.2 or for breach of clause 2.2.4 neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement.
2.2.3
Following termination of this Agreement in accordance with clause 2.2.2, the following clauses shall continue to have effect: clause 1 (Interpretation), clause 2 (Conditions), clause 13 (Confidentiality and announcements), clause 16 (Entire agreement), clause 17 (Variation and waiver), clause 18 (Costs), clause 19 (Notices) and clause 25 (Governing law and arbitration).

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2.2.4
It is agreed that (i) the Seller shall use all commercially reasonable endeavours to satisfy the Conditions before the Longstop Date; and (ii) that the parties shall cooperate in relation to the satisfaction of the Conditions, including (but not limited to) the provision of all information reasonably necessary to make any application for consent, notification or filing, keeping the other party informed of the progress of any notification or filing and providing such assistance as may reasonably be required provided that in the case of the Buyer this shall not require the Buyer to incur any cost or to assume or incur any obligation or liability other than in respect of travel and non-material costs of a similar nature or value. For the avoidance of doubt it is agreed that the Seller’s obligation to use commercially reasonable endeavours shall include agreeing to a reduction of the day rate payable under each Drilling Contract by five percent (5%) or less in order to obtain any of the consents or novations referred to in paragraphs 1.1(a), 1.2(a), 1.2(b), 1.3(a) or 1.3(b) of Schedule 3; however the Seller shall have no obligation to agree to any reduction in excess of five percent (5%) of the day rate under each Drilling Contract.
2.2.5
Each party may to the extent it is entitled to do so under clause 2.2.1 and to such extent as it thinks fit (in its absolute discretion), waive in whole or in part any of the Conditions in Schedule 3 by notice in writing to the other party.
2.2.6
The Seller shall promptly notify the Buyer in writing if it becomes aware of any fact, event, matter or circumstance that has prevented or might reasonably be expected to prevent any of the Conditions from being satisfied by or before the Longstop Date.

Sale and purchase
3.1
On the terms of this Agreement and subject to the Conditions, the Seller shall sell and the Buyer shall buy, with effect from Closing, the Sale Share with full title guarantee free from all Encumbrances and together with all rights that attach (or may in the future attach) to the Sale Share including the right to receive all dividends and distributions declared, made or paid after (but not on or before) Closing.
3.2
The Seller covenants with the Buyer that:
(a)
it has the right to sell the Sale Share on the terms set out in this Agreement;
(b)
it shall on Closing transfer the full legal and beneficial title to the Sale Share free from all Encumbrances;
(d)
there is no right to require the Company to issue any share capital or create an Encumbrance affecting any unissued shares or debentures or other unissued securities of the Company; and
(e)
no commitment has been given to create an Encumbrance affecting the Sale Share (or any unissued shares or debentures or other unissued securities of the Company), or for the Company to issue any share capital and no person has claimed any rights in connection with any of those things.

Purchase Price
4.1
The Purchase Price is the sum of the Closing Payment and the Purchase Price Adjustment.
4.2
At least five (5) Business Days before the Closing Date, the Seller shall prepare and deliver to the Buyer a written notice setting out its good faith estimates of the amounts of the Estimated NOC Preparation Expenditures and the NOC Cash Reimbursements Received, and the resulting calculation of the Closing Payment (the "Estimates Statement").
4.3
At Closing the Buyer shall pay to the Seller in accordance with clause 4.5, on account of the Purchase Price, a sum equal to the Closing Payment (which, to the extent the Deposit has been paid by the Buyer

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into the Escrow Account, shall be partly paid pursuant to joint instructions from the parties to the Escrow Agent to pay to the Seller from the Escrow Account the amount of the Deposit (together with any accrued interest thereon but less any applicable bank charges and on the basis that if the Seller's share of the Escrow Agent's fees is deducted from this payment such share of those fees shall be deemed to have been paid to the Seller by the Buyer)).
4.4
On the Adjustment Date:
(a)
if the Purchase Price Adjustment as set out in the Purchase Price Statement is negative, the Seller shall as soon as reasonably practicable and in any event within five (5) Business Days of the Adjustment Date, pay to the Buyer an amount equal to the Purchase Price Adjustment; or
(e)
if the Purchase Price Adjustment as set out in the Purchase Price Statement is positive, the Buyer shall as soon as reasonably practicable and in any event within five (5) Business Days of the Adjustment Date, pay to the Seller an amount equal to the Purchase Price Adjustment.
4.5
All payments to be made by a party under this Agreement shall be made in United States Dollars by electronic transfer of immediately available funds, without any set-off, deduction or withholding whatsoever (except only as expressly permitted in this Agreement) in accordance with the wire transfer instructions set forth in Schedule 5.
4.6
The parties shall procure that the Closing Accounts and the Purchase Price Statement are prepared and agreed or determined (as the case may be) in accordance with Schedule 6.

Escrow Account; Deposit
5.1
Within three (3) Business Days of the Effective Date, the Buyer shall pay into the Escrow Account a deposit of seventeen million United States Dollars (USD17,000,000.00) (the "Deposit").
5.2
At Closing, the parties shall instruct the Escrow Agent to pay to the Seller from the Escrow Account a sum equal to the Deposit as more particularly specified in clause 4.3.
5.3
All interest accruing on the credit balance on the Escrow Account before Closing (or, if earlier, the termination of this Agreement in accordance with its terms) shall be credited to the Buyer. All interest accruing on the credit balance on the Escrow Account after Closing shall be credited to the Escrow Account and (subject always to this clause 5.3) any payment of principal out of the Escrow Account shall include a payment of the interest earned on that principal sum. The liability for taxation on any interest accruing to the Escrow Account shall be borne by the party ultimately entitled to that interest.
5.4
The Buyer and the Seller shall promptly provide such instructions to the Escrow Agent (where relevant, in the form specified by the Escrow Agreement) and take all other actions in relation to the Escrow Account as are necessary to give effect to the provisions of clause 2.2.2(b), this clause 5, and clause 12.
5.5
No amount shall be released from the Escrow Account otherwise than in accordance with clauses 2.2.2(b), 5.2 or 12 and the terms of the Escrow Agreement.

Closing
6.1
Closing shall take place on the Closing Date at the offices of Wikborg Rein LLP in London or at such other place or time as agreed in writing by the Seller and the Buyer.
6.2
In this Agreement, "Closing Date" means:

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(a)
the fifth (5th) Business Day after all the Conditions have been fully satisfied (or waived in accordance with clause 2.2.5); or
(f)
any other date agreed by the Seller and the Buyer in writing.
6.3
The Seller:
(a)
undertakes to the Buyer that at all times during the Interim Period the Business shall be conducted in the manner provided in Schedule 4; and
(g)
gives the Buyer the undertakings set out in Schedule 4;

provided that nothing in this clause 6.3 or Schedule 4 shall be interpreted as preventing the Seller or the Company from taking any step which may be required or desirable, in the Seller's reasonable opinion, for the purpose of satisfying any Condition.

6.4
The Company shall be entitled without restriction to distribute Cash to the Seller at all times on or before Closing by making dividends, distributions or repayments of indebtedness or otherwise in all cases in accordance with applicable law.
6.5
At Closing, the Seller shall:
(a)
transfer the Sale Share in such form as is necessary for the Buyer to acquire legal ownership of the Sale Share in accordance with the laws of the Cayman Islands;
(h)
deliver to the Buyer copies of the resolutions, in agreed form, adopted by the board of directors of the Seller and the shareholders of the Seller authorising the Transaction and the execution and delivery by the officers specified in the resolutions of this Agreement, any documents necessary to transfer the Sale Share in accordance with clause 6.5(a) and any other documents referred to in this Agreement as being required to be delivered by the Seller;
(i)
deliver to the Buyer the written resignations, in agreed form, of the directors and officers of the Company, resigning from their respective offices with the Company;
(j)
in respect of each Drilling Unit, deliver to the Buyer (i) a certificate of ownership and encumbrance for such Drilling Unit dated to the same date as the Closing Date reflecting that there are no mortgages, liens or other encumbrances recorded on the Drilling Unit; (ii) a confirmation of class in respect of each Drilling Unit issued by the Classification Society and dated not more than three (3) Business Days prior to the Closing Date confirming that such Drilling Unit is in class and giving details of all conditions of class and recommendations of the Classification Society in effect in respect of the Drilling Unit as at the date of the confirmation (none of which shall be overdue), and (iii) (if such confirmation of class evidences any condition or recommendation) written confirmation from the Seller (to be treated as a Warranty given under this Agreement) that no such condition or recommendation amounts to a breach of or impedes (or is reasonably likely to impede in future) the performance of the Drilling Contract in respect of that Drilling Unit;
(k)
deliver (or cause to be delivered) to the Buyer all other documents identified in the Closing Agenda as documents to be delivered by the Seller at Closing; and
(l)
procure that a meeting of the Company is held at which the business identified for that meeting in the Closing Agenda is conducted.

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6.6
At Closing, the Buyer shall (subject to the Seller complying with clause 6.5):
(a)
pay the sum required pursuant to clause 4.3 in accordance with that clause;
(b)
deliver (or cause to be delivered) to the Seller a copy of the resolutions, in agreed form, adopted by the board of directors of the Buyer approving the Transaction; and
(c)
deliver (or cause to be delivered) all other documents identified in the Closing Agenda as documents to be delivered by the Buyer at Closing.
6.7
The Seller shall not later than ten (10) Business Days after Closing, send to the Buyer (i) all records, correspondence, documents, files, memoranda and other papers of the Company, which the Seller has in its possession (or under its custody or control) but which are not kept at any of the Properties or not otherwise in the possession or control of the Company (and which are not required to be delivered at Closing) including without limitation all Business Records; and (ii) any electronic copies thereof (including a SAP dump of all the financial information and records of the Company).
6.8
Unless otherwise agreed by the Buyer, the Seller shall procure that the Performance Guarantees are issued (if not yet issued) in accordance with the requirements of the Drilling Contracts and (except for the Parent Company Guarantees) maintained for one hundred and eighty (180) days after Closing. No later than twenty (20) Business Days after the Closing Date, the Buyer shall (i) procure the issuance and delivery to the Drilling Customers of parent company guarantees complying with the requirements of the respective Drilling Contracts and on that basis (ii) request from the Drilling Customers the prompt release, discharge and cancellation of the respective Parent Company Guarantees (subject to there being no outstanding claims thereunder in respect of the period before Closing). Within one hundred and eighty (180) days after the Closing Date, the Buyer shall procure the release, discharge and cancellation of the Performance Guarantees (subject to there being no outstanding claims thereunder in respect of the period before Closing).

Warranties
7.1
The Seller acknowledges (without prejudice to clause 16.3) that the Buyer is entering into this Agreement on the basis of and in reliance on the Warranties. The Seller warrants to the Buyer that, except as Disclosed and except in respect of Warranties which are expressed as being given only at the time of Closing, each Warranty is true, accurate and not misleading on the date of this Agreement.
7.2
The Seller further warrants to the Buyer that, except as Disclosed, each of the Warranties will be true, accurate and not misleading on Closing. For this purpose, each of the Warranties shall be deemed to be repeated on Closing by reference to the facts and circumstances then subsisting, and any reference made to the date of this Agreement (whether express or implied) in relation to any Warranty shall be construed, in connection with the repetition of the Warranties, as a reference to the date of such repetition.
7.3
If at any time during the Interim Period, the senior management of the Seller (or any member of its Group) becomes aware of a fact or circumstance which constitutes (or which is reasonably expected to constitute) a Material Adverse Change or a material breach of Warranty, or which would cause (or is reasonably expected to cause) a Warranty to be materially untrue, inaccurate or misleading, or which constitutes a material breach of this Agreement by the Seller or a breach of any Drilling Contract or Material Contract by the Company it shall promptly notify the Buyer in writing of the relevant fact or circumstance and such information relating to the same (as is from time to time available to the Seller) to enable the Buyer to make an accurate assessment of the same.
7.4
If at any time during the Interim Period it becomes apparent that (i) a Material Adverse Change has occurred; (ii) there has been any breach of the covenants in Schedule 4; (iii) there has been any breach

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of the Fundamental Warranties; or (iv) there has been any other breach of this Agreement by the Seller which (if Closing occurred) would be reasonably likely to have a material adverse effect on the Business; then in each case (except (1) on any basis arising out of an Excepted Material Adverse Change, and (2) on the basis of a breach of any applicable law or regulation or EHS Laws, unless such breach has or is likely to have a material adverse effect on the Business) the Buyer may at its sole discretion:
(a)
terminate this Agreement by notice in writing to the Seller (in which case clause 12.3.1 shall apply); or
(b)
proceed to Closing without prejudice to its rights as a result of the foregoing, provided in such case where there is (i) a reduction of the day rate during a suspension; (ii) the reduction of a day rate under the Drilling Contract; or (iii) a Partial Loss; which in each case does not come within the definition of Excepted Material Adverse Change, the Purchase Price shall be adjusted for the same in accordance with the same principles set out in Schedule 11 (with necessary changes) and provided always that the aggregate reduction in respect of the reduction of day rates under the Drilling Contracts shall remain capped at eight million five hundred thousand United States Dollars (USD8,500,000) as provided for in Schedule 11.
7.5
Without prejudice to the Buyer's right to claim on any other basis or take advantage of any other remedies available to it (but subject always to clause 8 and to Closing having taken place), if any Warranty is breached or proves to be untrue, inaccurate or misleading, the Seller undertakes to pay to the Buyer on demand:
(a)
the amount necessary to put the Company into the position it would have been in if the Warranty had not been breached and had not been untrue, inaccurate or misleading;
(m)
all reasonable costs, expenses and damages (including reasonable legal and other fees) incurred by the Buyer or the Company as a result of the breach or of the Warranty being untrue, inaccurate or misleading; and
(n)
if any sum payable under clause 7.5(a) or 7.5(b) is subject to Tax in the hands of the Buyer, the additional amount required to ensure that the net amount received by the Buyer is the amount that the Buyer would have received if the payment was not subject to Tax.
7.6
In the event of Total Loss of any Drilling Unit, each party shall have the right to terminate this Agreement by written notice to the other, in which case:
(a)
the parties shall, as soon as reasonably practicable and in any event within five (5) Business Days of termination, instruct the Escrow Agent to release to the Buyer from the Escrow Account the Deposit (to the extent paid by the Buyer into the Escrow Account) together with any accrued interest thereon but less any applicable bank charges and the Buyer's share of the Escrow Agent's fees,
(f)
save for any claims under sub-clause (a) above, neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement;
(g)
without prejudice to sub-clauses (a) and (b), the parties shall without obligation negotiate in good faith revised terms for the sale and purchase of the Sale Share.
7.7
Warranties qualified by the expression "so far as the Seller is aware" (or any similar expression) are deemed to be given to the actual knowledge, information and belief of the Seller after it has made reasonable enquiries which may include without limitation enquiries of: (i) the Seller's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer; and (ii) the relevant advisers to the Company.

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7.8
The Seller agrees that the supply of any information by or on behalf of the Company to the Seller or its advisers in connection with the Warranties, the Disclosure Schedule or otherwise shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of the Seller. The Seller unconditionally and irrevocably waives all and any rights and claims that it may have against the Company in connection with the preparation of the Disclosure Schedule, or agreeing the terms of this Agreement, and further undertakes to the Buyer not to make any such claims.
7.9
Each of the Warranties is separate and, unless otherwise specifically provided, is not limited by reference to any other Warranty or any other provision in this Agreement. However a disclosure made against a specific Warranty shall be deemed to be made against any other Warranty to which the disclosure reasonably relates (and in each case to the extent that the definition of "Disclosed" is satisfied).
7.10
Except for the matters Disclosed, no information of which the Buyer (or any of its agents or advisers) has knowledge (in each case whether actual, constructive or imputed), or which could have been discovered (whether by investigation made by the Buyer or on its behalf), shall prejudice or prevent any Claim or reduce the amount recoverable under any Claim.
7.11
Save as otherwise provided in this Agreement, the rights and remedies of the Buyer in respect of any Claim shall not be affected by Closing, or any termination of (or the Buyer's failure to terminate) this Agreement.
7.12
Subject to clause 7.13, the Seller may, by way of a letter to the Buyer delivered no later than one (1) Business Day before the Closing Date (the "Supplemental Disclosure Letter"), amend or supplement the Disclosure Schedule to reflect any facts and circumstances which have arisen since the Effective Date. The Buyer may (except (1) on any basis arising out of an Excepted Material Adverse Change, and (2) on the basis of a breach of any applicable law or regulation or EHS Laws, unless such breach has or is likely to have a material adverse effect on the Business) terminate this Agreement before Closing by notice to the Seller if the Seller discloses a Material Disclosure in the Supplemental Disclosure Letter. In the event of such termination:
(a)
this Agreement shall cease to have effect on the termination date except for any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination including the provisions referred to in clause 2.2.3; and
(h)
save for any claims under clause 12.3.1 or 13, neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement.
7.13
Where this Agreement is not terminated pursuant to clause 7.12, the right of the Buyer to make a Claim shall not be prejudiced by any amendment or supplement to the Disclosure Schedule made by the Supplemental Disclosure Letter (and any such amendment or supplement shall not be considered “Disclosed” for such purposes).
7.14
The senior management of the Buyer do not have actual knowledge of the Buyer having a claim for breach of contract against the Seller under this Agreement as at the date of this Agreement.

Limitations on Seller's liability
8.1
Save as provided in clause 8.10:
(a)
save as set out in clauses 11.5, 12.3 and 13.2, the Seller shall have no liability in the event that this Agreement is terminated before Closing, whether for Seller's breach of contract, negligence or on any other basis whatsoever; and

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(o)
without prejudice to paragraph (a) above, this clause 8 shall limit the liability of the Seller in relation to any and all Claims save as provided for in clause 8.18.
8.2
The aggregate liability of the Seller for all Claims shall never exceed the amount of the Purchase Price (to the extent paid by the Buyer to the Seller).
8.3
Subject to clause 8.18, the Seller shall not be liable for a Claim unless:
(a)
the Seller's liability in respect of such Claim (together with any connected Claims) exceeds two hundred thousand United States Dollars (USD200,000) in which case subject to clause 8.3(b) the Seller shall be liable for the whole amount of the Claim and not just the amount above two hundred thousand United States Dollars (USD200,000); and
(p)
the amount of the Seller's liability in respect of such Claim, either individually or when aggregated with the Seller's liability for all other Claims (other than those excluded under clause 8.3(a)) exceeds one million four hundred thousand United States Dollars (USD1,400,000), in which case the Seller shall be liable for the whole amount of the Claim and not just the amount above the threshold specified in this clause 8.3(b).
8.4
Subject to clause 8.18, the Seller shall not be liable for a Claim if and to the extent that the Claim:
(a)
arises from facts, events or circumstances that have been Disclosed (subject to clause 7.13); or
(b)
relates to a matter specifically and fully provided for in the Closing Accounts.
8.5
Subject to clause 8.18, the Seller shall not be liable for a Claim or a claim for breach of the covenants in Schedule 4 unless notice in writing summarising the nature of the Claim or claim (in so far as it is known to the Buyer) and, as far as is reasonably practicable, the amount claimed, has been given by or on behalf of the Buyer to the Seller:
(a)
in the case of a Claim for breach of the Tax Warranties, within the period of the statute of limitations of such tax matter plus one (1) month; and
(q)
in any other case, within the period of twelve (12) months commencing on the Closing Date.
8.6
Where notice of a claim is given under clause 8.5, but legal proceedings have not been issued and served within the period of six (6) months (beginning with the day on which the notice is deemed to be received) and no settlement in writing between the Buyer and the Seller as to both liability and quantum has been made within such period, the claim shall be deemed to be withdrawn. For the avoidance of doubt, the Buyer may within the relevant period specified in clause 8.5 give notice of claims that have accrued or arisen but for which any amount that might be claimed is contingent or has not been incurred or quantified or is not known or certain as of such date.
8.7
The Buyer shall take all reasonable steps to mitigate any loss or damage which the Buyer or any other member of the Buyer's Group may incur in consequence of a matter giving rise to a claim and the liability of the Seller for a claim shall be reduced by the amount by which it has been increased as a result of the Buyer's failure to take all reasonable steps to mitigate any such loss or damage.
8.8
The Buyer is not entitled to recover damages or otherwise obtain restitution more than once in respect of the same loss.

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8.9
If the Seller pays to the Buyer the full amount for which it is liable in respect of a claim and the Buyer or a member of the Buyer's Group subsequently recovers from another person an amount in respect of the same loss as compensated by the Seller, the following shall apply:
(a)
if the amount paid by the Seller in respect of the claim is more than the Sum Recovered, the Buyer shall, on demand, pay to the Seller the Sum Recovered; and
(b)
if the amount paid by the Seller in respect of the claim is less than or equal to the Sum Recovered, the Buyer shall immediately pay to the Seller an amount equal to the amount paid by the Seller in respect of the claim.

For the purposes of this clause, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less all reasonable costs, charges or expenses incurred by the Buyer's Group in recovering the amount from the person and less any Tax suffered by the Buyer's Group in respect of the amount recovered. The Buyer shall promptly provide to the Seller all information which the Seller may request in connection the application of this clause.

8.10
Nothing in this clause 8 applies to exclude or limit the liability of the Seller if and to the extent that a claim arises or is delayed as a result of dishonesty or fraud, on the part of the Seller or its servants, agents or advisors.
8.11
For the purposes of this clause 8, a Claim is connected with another Claim if the Claims arise from the same facts, events or circumstances, have the same cause, nature or origin or arise from the same or similar systemic issue.
8.12
The liability of the Seller in respect of any claim shall be reduced by the amount by which such claim is increased as a result of any change after Closing in the bases, methods or policies of accounting of the Company unless the change is required as a result of a breach by the Seller of this Agreement or because the bases, methods or policies of accounting used prior to Closing did not comply with applicable law or accounting standards.
8.13
The liability of the Seller in respect of any claim shall be reduced by the amount recovered by the Buyer or the Company from any third person (including under any insurance policy), in respect of the same loss (less all costs, charges and expenses incurred in recovering that amount and less any Tax suffered by the Buyer’s Group in respect of the amount recovered).
8.14
The Buyer shall ensure that no claims (whether for breach of contract or on any other basis including negligence) shall be raised by the Company or its Group against the Seller (save as expressly permitted in this Agreement), any other member of the Seller's Group or any of their respective Representatives as a result of the same facts or circumstances which give the Buyer a claim (or would give the Buyer a claim if it was not excluded or limited by this Agreement) under any of the Warranties, Indemnity Claims, Tax Covenant and other obligations of the Seller under this Agreement.
8.15
Subject to clause 8.10, in no event shall the Seller be liable to the Buyer (or to any other person claiming hereunder) for any claim in respect of:
(a)
any of the following losses, whether direct or indirect: (i) loss of revenue, profit or anticipated revenue or profit, (in each case, except only under or in connection with the Drilling Contracts or the operation of the Business or the realisation of any assets or rights of the Business), and then only subject to the provisions of this clause 8); (ii) loss of reputation;
(r)
any indirect or consequential losses whatsoever.

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8.16
Notwithstanding anything to the contrary in this clause 8, clauses 8.6, 8.7, 8.8, 8.9, 8.12, 8.13, 8.14 and 8.15 shall not apply to any claim of the Buyer under clause 12.3.
8.17
It is agreed that clauses 8.7, 8.8, 8.9, 8.13 and 8.15 shall apply (with any necessary changes) to any claims of the Seller for breach of this Agreement by the Buyer (other than claims of the Seller under clause 12.2).
8.18
Notwithstanding anything to the contrary in this clause 8, clauses 8.3, 8.4, 8.5 and 8.7 shall not apply to any Claim of the Buyer under the Tax Covenant.

TC "9. Tax Covenant" \l 1Tax Covenant
9.1
The provisions of Schedule 10 apply in this Agreement in relation to Tax.

TC "10. Indemnities" \l 1Indemnities
10.1
Without limiting any other rights or remedies the Buyer may have, the Seller shall indemnify the Buyer and the Company against and shall pay to the Buyer a sum equal to, all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the Buyer or the Company arising out of or in connection with any of the following matters:
(a)
any claim or demand made under the Performance Guarantees or any of them as a result of any failure by the Company to comply with its obligations under the Drilling Contracts which arises before Closing or relates to the period before Closing; and
(b)
the acquisition to each of the Aquamarine Driller and the Sapphire Driller (and its related machinery, equipment and inventory) (excluding matters relating to the condition of such Drilling Units or relating to their operations post‑Closing).
10.2
Without limiting any other rights or remedies the Seller may have, the Buyer shall indemnify the Seller against and shall pay to the Seller a sum equal to, all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the Seller arising out of or in connection with any claim or demand made under the Performance Guarantees or any of them as a result of any failure by the Company to comply with its obligations under the Drilling Contracts which arises after Closing or relates to the period after Closing, unless such breach, non-performance or failure has been caused by (i) any breach by the Seller of its obligations under this Agreement; or (ii) any fact or circumstance that amounts to a breach of the Warranties.
10.3
If (i) the Company's actual expenditures in respect of the Contract Preparation Works exceed the aggregate of the amounts of NOC Expenditures Paid, NOC Expenditures Accrued and NOC Expenditures Committed (each such amount, as used in the calculation of the Purchase Price Adjustment under Schedule 2), the Seller shall indemnify the Company for the excess and (ii) if at Closing there are outstanding punch list items which are required to be rectified after acceptance of either Aquamarine Driller or Sapphire Driller (as the case may be) because they have not been withdrawn or rectified prior to Closing (and in respect of which no AFE has been issued at Closing) the Seller shall indemnify the Company for the costs of rectifying the same if and to the extent these costs are not included in the NOC Expenditures Committed taken into account for the purposes of the Purchase Price Adjustment pursuant to Schedule 2.
10.4
If, whether as a result of an audit of the Company's Qatar branch by any Tax Authority in Qatar or otherwise, any Tax is levied by any such authority in respect of any taxable period (or portion thereof)

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ending on or before the Closing Date, the Seller shall indemnify the Company in respect of any Tax that is found to be due after a final, unappealable determination of the competent authorities in Qatar (or is otherwise agreed by the Seller) in respect of any such taxable period (or portion thereof). The Buyer shall give the Seller and its advisers the full conduct of all proceedings in connection with such levy.
10.5
The Seller agrees (subject to prior receipt, in respect of the period after Closing, of all necessary powers of attorney from the Company in favour of the Seller's nominated representatives or advisers) to use its best efforts to work with the competent Tax Authorities in Qatar for issuance, as soon as reasonably practical, of a tax certificate in respect of Company for the tax years ending December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019, and December 31, 2020.
10.6
Any claims under clauses 10.1, 10.2, 10.3 and 10.4 shall be referred to as an "Indemnity Claim". Any payment made in respect of an Indemnity Claim shall include:
(a)
an amount in respect of all costs and expenses incurred in bringing the relevant Indemnity Claim (including a reasonable amount in respect of management time); and
(c)
any amount necessary to ensure that, after the deduction of any Tax due on the payment, the recipient is left with the same amount it would have had if the payment was not subject to Tax.

TC "11. Restrictions on the Seller" \l 1Restrictions on the Seller
11.1
The Seller undertakes to each of the Buyer and the Company that it shall not (and shall procure that no member of the Seller's Group shall) at any time during the period of 36 months from Closing, be engaged, economically interested in or rewarded by, or in any way assist or provide management services to, any business that is or would be in competition with any part the Business as it is being carried on at the Closing Date or (subject to clause 11.2) offer any drilling unit (or accept or solicit any offer for any drilling until) owned or operated by any member of the Seller's Group ("Vantage Unit") for the provision of drilling services in Qatar. Provided that nothing in this clause shall be interpreted as restricting the ability of any member of the Seller's Group to assist, or provide services to, any third party outside Qatar in relation to contracts that are not intended to be performed in Qatar or for Qatari customers (which in relation to international customers, shall never be deemed to include any businesses beyond their Qatari operations).
11.2
Subject to clause 11.1 in the period of thirty six (36) months from the Closing Date, the Seller (or any member of its Group) shall be entitled to request that the Company tender, or directly negotiate, as the case may be, in response to an invitation to tender or direct negotiations, such Vantage Unit as the Seller (or any members of its Group) shall nominate (provided any Drilling Unit is not also tendered (or intended to be tendered) in response to such invitation to tender or provided pursuant to direct negotiations), in which event the Buyer shall (and shall procure that the Company shall) negotiate in good faith with the Seller (or its relevant Group member) the terms of a bareboat charter of that Vantage Unit from its owner and a contract for the management of that Vantage Unit by the Seller (or its relevant Group member) for the purpose of performance of that tender or directly negotiated contract if awarded to the Company and if such bareboat charter and contract for the management (and any other relevant terms) are agreed including terms regarding how the cost of tendering and performing any awarded tender or directly negotiated contract are to be borne, the Company shall make the tender on such terms as the Company, the Seller and the Buyer shall agree.
11.3
In this clause, "Restricted Person" means any person who is at Closing, or who has been at any time during the period of six (6) months immediately preceding the Closing Date, employed or working for the Company on a full-time basis (whether directly or through a third party) in an offshore or shore-based position.

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11.4
The Seller undertakes to each of the Buyer and the Company that it shall not (and shall procure that no member of the Seller's Group shall):
(a)
(without the consent of the Buyer, such consent not to be unreasonably withheld or delayed):
(i)
at any time during the period of twelve (12) months commencing on the Closing Date, enter into a contract for the services of any Restricted Person (other than an officer or director of the Company that is due to resign at Closing pursuant to this Agreement);
(ii)
at any time during the period of thirty six (36) months commencing on the Closing Date, offer employment to, or otherwise solicit or entice or attempt to solicit or entice away from the Company, any Restricted Person (other than an officer or director of the Company that is due to resign at Closing pursuant to this Agreement) or procure or facilitate the making of such an offer or attempt by any other person;
(d)
at any time after Closing, use in the course of any business any of the words “Emerald”, “Aquamarine” or “Sapphire” in any way that could confuse the market as to the ownership and/or operation of the Drilling Units.

The Seller shall use reasonable efforts to procure that (to the extent permitted by law) Sapphire Driller Company is renamed promptly following Closing so that its name no longer includes the word "Sapphire". The Seller shall procure that no member of the Seller's Group shall after Closing include any of the words “Emerald”, “Aquamarine” or “Sapphire” as part of the name of any of the vessels or drilling units from time to time owned or operated by it.

11.5
The Seller undertakes that for the duration of the Exclusivity Period it will not (and will procure that no other member of its Group nor any of their respective officers, employees, agents or advisers will), directly or indirectly: MACROBUTTON optional
(a)
continue, enter into, re-start, solicit, initiate or participate in any Third Party Negotiations;
(e)
induce, solicit, seek, encourage or respond to any approach that might lead to Third Party Negotiations;
(f)
solicit or encourage any offer from a Third Party in relation to a Restricted Activity;
(g)
enter into any agreement, arrangement or understanding (whether or not legally binding) with a Third Party in connection with a Restricted Activity; or
(h)
supply, disclose or otherwise make available any information about the Company, its business assets or liabilities to a Third Party for the purpose of evaluating or deciding whether to pursue or make an offer in connection with a Restricted Activity.
11.6
The undertakings in 2111 are intended for the benefit of, and shall be enforceable by, each of the Buyer and the Company and shall apply to actions carried out by the Seller (or a member of the Seller's Group) in any capacity (including as shareholder, partner, director, principal, consultant, officer, agent or otherwise) and whether directly or indirectly, on its own behalf or on behalf of, or jointly with, any other person.
11.7
Nothing in 2111 shall prevent the Seller (or any member of the Seller's Group) from holding for investment purposes only:
(a)
units of any authorised unit trust; or
(i)
not more than 2% of any class of shares or securities of any company traded on a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000).

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11.8
Each of the undertakings in 2111 is a separate undertaking by the Seller and shall be enforceable by the Buyer and the Company separately and independently of their right to enforce any one or more of the other undertakings contained in that clause.
11.9
The parties acknowledge that the Seller has confidential information relating to the Business and that the Buyer is entitled to protect the goodwill of the Business as a result of buying the Sale Share. Accordingly, each of the undertakings in 2111 is considered fair and reasonable by the parties.
11.10
The consideration for the undertakings in 2111 is included in the Purchase Price.

Termination
12.1
Neither party may terminate this Agreement except as expressly provided in this clause or elsewhere in this Agreement. For the avoidance of doubt, except only in circumstances where a right of termination arises in favour of the Buyer pursuant to clause 2.2.2, 7.4, 7.6, 7.12 or 12.3.2, or in favour of the Seller pursuant to 2.2.2, 7.6 or 12.2, no breach of this Agreement nor any innocent or negligent misrepresentation or negligent misstatement by a party shall give a party the right to terminate this Agreement or decline to proceed to Closing.
12.2
Termination by the Seller
12.2.1
The Seller may terminate this Agreement if the Buyer fails to proceed to Closing within five (5) Business Days of when required to do so pursuant to this Agreement (subject to the Seller having given the Buyer at least two (2) Business Days prior notice of its intention to terminate), in which case:
(a)
The Buyer shall pay to the Seller by way of liquidated damages and not as a penalty the amount of seventeen million United States Dollars (USD17,000,000) which (to the extent the Deposit has been paid into the Escrow Account) shall be paid of out the Escrow Account.
(b)
For such purpose, the parties shall, as soon as reasonably practicable and in any event within five (5) Business Days of termination, instruct the Escrow Agent to release to the Seller from the Escrow Account the Deposit (to the extent paid by the Buyer into the Escrow Account) together with any accrued interest thereon but less any applicable bank charges and the Seller's share of the Escrow Agent's fees.
(s)
To the extent such payment is less than the liquidated damages payable under this clause, the Buyer shall within five (5) Business Days of termination pay the difference to the Seller.
(t)
Save for any claims under sub-clauses (a)-(c) above, clause 11.5 (provided claims under that clause shall be limited to claims for loss which is not compensated by the liquidated damages payment referred to in sub-clause (a) above) or clause 13, neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement.
12.3
Termination by the Buyer
12.3.1
The Buyer may terminate this Agreement pursuant to clause 2.2.2, 7.4 or 7.12 in which case:
(a)
The parties shall, as soon as reasonably practicable and in any event within five (5) Business Days of termination, instruct the Escrow Agent to release to the Buyer from the Escrow Account the Deposit (to the extent paid by the Buyer into the Escrow Account) together with any accrued interest thereon but less any applicable bank charges and the Buyer's share of the Escrow Agent's fees, and

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(b)
Save for any claims under sub-clause (a) above or clause 2.2.4, clause 11.5 or 13, neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement.
12.3.2
The Buyer may terminate this Agreement if the Seller fails to proceed to Closing within five (5) Business Days of when required to do so pursuant to this Agreement (subject to the Buyer having given the Seller at least two (2) Business Days prior notice of its intention to terminate under this clause), in which case:
(a)
The Seller shall pay to the Buyer by way of liquidated damages and not as a penalty the amount of seventeen million United States Dollars (USD17,000,000) within five (5) Business Days of the termination;
(c)
the parties shall, as soon as reasonably practicable and in any event within five (5) Business Days of termination, instruct the Escrow Agent to release to the Buyer from the Escrow Account the Deposit (to the extent paid by the Buyer into the Escrow Account) together with any accrued interest thereon but less any applicable bank charges and the Buyer's share of the Escrow Agent's fees;
(d)
save for any claims under sub-clauses (a)-(b) above, clause 11.5 or clause 13, neither party shall have any claim (nor Claim) of whatever nature against the other, whether for breach of this Agreement or on any other basis (including negligence) in connection with this Agreement.
12.3.3
For the avoidance of doubt, where this Agreement is terminated pursuant to clause 2.2.2, 7.4, 7.6 or 7.12, the liquidated damages referred to in clause 12.3.2(a) shall not be payable to the Buyer.

Confidentiality and announcements
13.1
The Seller undertakes to the Buyer that it shall (and shall procure that each member of the Seller's Group, as such Group is constituted after Closing, shall):
(a)
keep confidential the terms of this Agreement and all confidential information in its possession concerning the business of the Company;
(e)
not disclose any of the information referred in clause 13.1(a) (whether in whole or in part) to any third party, except as expressly permitted by this clause 13; and
(f)
not make any use of any of the information referred in clause 13.1(a), other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement.
13.2
The Buyer undertakes to the Seller that it shall:
(a)
keep confidential the terms of this Agreement and all confidential information in its possession concerning the business of the Seller or any other member of the Seller's Group (as such Group is constituted after Closing);
(g)
not disclose any of the information referred in clause 13.2(a) (whether in whole or in part) to any third party, except as expressly permitted by this clause 13; and
(h)
not make any use of any of the information referred in clause 13.2(a), other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement.

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13.3
Notwithstanding any other provision of this Agreement, neither party is required to keep confidential or to restrict its use of any information that:
(a)
is or becomes public knowledge or otherwise generally available to the public (other than as a direct or indirect result of the information being disclosed in breach of this Agreement);
(i)
the parties agree in writing is not confidential; or
(j)
was, is or becomes available to the receiving party on a non-confidential basis from a person who, to the receiving party's knowledge, is not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from disclosing the information to the receiving party.
13.4
Either party may disclose any information that it is otherwise required to keep confidential under this clause 13:
(a)
to any employees, officers, consultants, representatives or advisers of any member of its Group who need to know such information for the purposes of advising on this Agreement or facilitating the Transaction, provided that the party making the disclosure informs the recipient of the confidential nature of the information before disclosure and procures that the recipients shall, in relation to the information disclosed to them, comply with the obligations set out in this clause 13 as if the recipients were that party. The party making a disclosure under this clause shall, at all times, be liable for the failure by its recipients to comply with the obligations set out in this clause;
(u)
in the case of the Buyer only, to its funders, potential investors and their respective advisers, employees, officers, representatives or consultants in connection with the financing of the Transaction, provided that the Buyer informs the recipient of the confidential nature of the information before disclosure and procures that the recipients shall, in relation to the information disclosed to them, comply with the obligations set out in this clause 13 as if the recipients were the Buyer. The Buyer shall, at all times, be liable for the failure by its recipients to comply with the obligations set out in this clause;
(v)
with the prior consent in writing of the other party;
(w)
to confirm either that the Transaction has taken place or the Closing Date, but without otherwise revealing any other terms of the Transaction or making any other announcement; or
(x)
to the extent that the disclosure is required:
(i)
by the laws of any jurisdiction to which the disclosing party is subject;
(iii)
by an order of any court or tribunal of competent jurisdiction, or any regulatory, judicial, governmental or similar body, or any Tax Authority or securities exchange of competent jurisdiction;
(iv)
to make any filing with, or obtain any authorisation from, any regulatory, governmental or similar body, or any Tax Authority or securities exchange of competent jurisdiction;
(v)
under any arrangements in place under which negotiations relating to terms and conditions of employment are conducted; or
(vi)
to protect the disclosing party's interest in any legal proceedings,

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PROVIDED that in each case (and to the extent it is legally permitted to do so) the disclosing party gives the other party as much notice of the disclosure as reasonably possible and, where notice of disclosure is not prohibited and is given in accordance with this clause, it takes into account the reasonable requests of the other party in relation to the content of such disclosure.

13.5
Each party shall supply the other party with such information about itself, its Group or this Agreement as the other party may reasonably require for the purposes of satisfying the requirements of any law or any judicial, governmental, regulatory or similar body or any Tax Authority or securities exchange of competent jurisdiction to which the other party is subject.
13.6
Subject to clause 13.7, clause 13.8 and clause 13.9, neither party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement or the Transaction (an "announcement") without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).
13.7
Nothing in clause 13.6 shall prevent either party from making an announcement required by law or any governmental or regulatory authority (including any Tax Authority), any securities exchange or any court or other authority of competent jurisdiction provided that the party required to make the announcement consults with the other party and takes into account the reasonable requests of the other party in relation to the content of such announcement before it is made.
13.8
The parties shall issue a press release in agreed form immediately after Closing.
13.9
The Buyer may at any time after Closing announce its acquisition of the Sale Share to any employees, clients, customers or suppliers of the Company or any other member of the Buyer's Group.
13.10
This clause shall continue to have effect for the period of three (3) years following the Closing Date.

Further assurance
14.1
At its own expense, each party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the other may reasonably require from time to time for the purpose of giving full effect to this Agreement.

Assignment
15.1
Subject to the further provisions of this clause 15, no party shall assign, transfer, mortgage, charge, declare a trust of, or deal in any other manner with any or all of its rights and obligations under this Agreement or any other Transaction Document.
15.2
Each party confirms it is acting on its own behalf in relation to the Transaction and not for the benefit of any other person.
15.3
The Buyer may (i) assign any or all of its rights under this Agreement or any other Transaction Document to a member of its Group; and/or (ii) grant security over, or assign by way of security, any or all of its rights under this Agreement or any other Transaction Document for the purposes of, or in connection with, the financing (whether in whole or in part) of the Transaction. On the enforcement of any security of a kind referred to in this clause 15.3, the Buyer, or any administrative receiver of the Buyer or any person having the benefit of such security may assign any or all of the relevant rights to any person, but the Seller's liability to any assignee in respect of those rights shall not be greater than if no assignment had taken place.
15.4
If there is an assignment or transfer of the Buyer's rights under clause 15.3:

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(a)
the Seller may discharge its obligations under this Agreement to the Buyer until it receives notice of the assignment or transfer; and
(y)
the assignee or transferee may enforce this Agreement as if it were named in this Agreement as the Buyer, but the Buyer shall remain liable for any obligations under this Agreement.

Entire agreement
16.1
This Agreement (together with the other Transaction Documents) constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter including without limitation the NDA (which shall from the date of this Agreement cease to have effect such that from such date each of the parties thereto shall be released from all obligations and liabilities thereunder).
16.2
Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that such exclusion can legally be made. Each party acknowledges that in entering into this Agreement, and any other Transaction Document, it does not rely on, and shall have no rights or remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement or any other Transaction Document.
16.3
Subject to clause 16.4, each party agrees that it shall not have any claim for innocent or negligent misrepresentation or negligent misstatement based on any statement or warranty in this Agreement (including pursuant to clause 6.5) or the Tax Covenant. The Buyer agrees that rescission shall not be available as a remedy for any Claim and it agrees not to seek that remedy. Nothing in this clause 16.3 is intended to exclude claims for damages for breach of contract or other remedies not otherwise excluded by this clause 16.3.
16.4
Nothing in this clause 16 operates to limit or exclude any liability or remedy for fraud.

Variation and Waiver
17.1
No variation of this Agreement shall be effective unless it is in writing and signed by the parties or their authorised representatives.
17.2
A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and signed by the person waiving such right or remedy. Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent breach or default.
17.3
Save as provided in clause 8, a failure or delay by any person to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

Costs
18.1
Each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Documents.

Notices
19.1
For the purposes of this clause 19, "notice" includes any other communication.

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19.2
A notice given to a party under or in connection with this Agreement:
(a)
shall be in writing and in English;
(b)
shall be signed by or on behalf of the party giving it;
(c)
shall be sent to the relevant party for the attention of the contact and to the address or email address specified in clause 19.3, or such other contact, address or email address as that party may notify in accordance with clause 19.4;
(d)
shall be:
(i)
delivered by hand; or
(ii)
sent by email; and
(e)
unless proved otherwise is deemed received as set out in clause 19.5.
19.3
The addresses and email addresses and contacts for service of notices are:
(a)
Seller:

c/o Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

Attn: Mr. Ihab Toma, CEO

Email: Ihab.Toma@vantagedrilling.com

With copy to: Legal Department

Email: Douglas.Stewart@vantagedrilling.com

With copy to: Wikborg Rein LLP

Attn: Renaud Barbier-Emery / Ina Lutchmiah

Email: rbe@wrco.co.uk / ivl@wr.com.sg

(f)
Buyer:

ADES Arabia Holding

7429, Prince Turki Road – Alkurnaish District

Khobar 34413

The Kingdom of Saudi Arabia

Attn: Dr. Mohamed Farouk

Email: mohamed.farouk@adesgroup.com

With copy to: Legal Department

Email: morcos.william@adesgroup.com and legal@adesgroup.com

With copy to: Hill Dickinson LLP

Attn: Roderick Palmer

Email: roderick.palmer@hilldickinson.com

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19.4
A party may change its details for service of notices as specified in clause 19.3 by giving notice in writing to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of:
(a)
the date (if any) specified in the notice as the effective date for the change; and
(z)
the date five (5) Business Days after deemed receipt of the notice of change.
19.5
A notice is deemed to have been received (provided that all other requirements in this clause 19 have been satisfied):
(a)
if delivered by hand, on signature of a delivery receipt;
(aa)
if sent by email, at the time of transmission,

PROVIDED that if deemed receipt under the previous paragraphs of this clause 19.5 would occur outside the Usual Business Hours, the notice shall be deemed to have been received when Usual Business Hours next recommence. For the purposes of this clause, "Usual Business Hours" means 9.00 am to 5.30 pm local time on any day which is not a Saturday, Sunday or public holiday in the place of receipt of the notice (which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand). For the purposes of this clause, all references to time are to local time in the place of deemed receipt.

Interest
20.1
If either party fails to make any payment due to the other party under this Agreement by the due date then the defaulting party shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment. Interest under this clause will accrue each day at rate of four percent (4%) per annum or pro rata.

Severance
21.1
If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

Agreement survives Closing
22.1
This Agreement (other than obligations that have already been fully performed) remains in full force after Closing.

Third party rights
23.1
Save as otherwise expressly provided in this Agreement, no one other than a party to this Agreement shall have any right to enforce any of its terms.
23.2
The rights of the parties to terminate or vary this Agreement or to agree any waiver or settlement under this Agreement are not subject to the consent of any other person.

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Counterparts
24.1
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.
24.2
Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by email in PDF or other agreed format shall take effect as delivery of an executed counterpart of this Agreement. If this method of delivery is adopted, each party shall, without prejudice to the validity of the agreement thus made, provide the other with the original of such counterpart as soon as reasonably possible thereafter.
24.3
No counterpart shall be effective until each party has executed and delivered at least one counterpart.

Governing law and arbitration
25.1
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its existence, validity or termination shall be governed by and construed in accordance with the law of England & Wales.
25.2
Any dispute (including non-contractual disputes) arising out of or in connection with this Agreement or its existence, validity or termination shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. Each party shall have the right to nominate one arbitrator. The seat, or legal place, of arbitration shall be London, United Kingdom. The language to be used in the arbitral proceedings shall be English.
25.3
Notwithstanding anything to the contrary under the LCIA Rules, the parties expressly agree that they shall have the right to appeal on a point of law pursuant to section 69 of the Arbitration Act 1996.
25.4
Notwithstanding the foregoing, each party expressly reserves the right to seek provisional or protective relief from any court of competent jurisdiction to preserve its respective rights pending, during or after any arbitration proceedings, and in seeking such relief shall not waive the right to arbitrate disputes.

IN WITNESS WHEREOF this document has been executed and delivered on the date first stated above.

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Schedule 1
- Particulars of the Company

Name:	Emerald Driller Company
Registration number:	MC-212100
Registered office:	Maples Corporate Services Limited, South Church Street, George Town, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Issued share capital:	One (1) ordinary share of US$1.00 par value
Registered shareholder:	Vantage Holdings International
Directors and officers:

Ihab M. Toma (Chief Executive Officer)

Douglas W. Halkett (Vice President)

Douglas E. Stewart (Director, Chief Financial Officer, General Counsel and Secretary)

Linda J. Ibrahim (Chief Accounting Officer & Vice President of Tax)

William L. Thomson (Vice President of Marketing & Business Development)

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Schedule 2
- Closing Payment and Purchase Price Adjustment

1.
In this Agreement:

"Closing Payment" means an amount calculated as follows:

Closing Payment =A+B-C-D

where:

A = one hundred seventy million United States Dollars (USD170,000,000.00)

B = Estimated NOC Preparation Expenditures

C = NOC Cash Reimbursements Received

D = Excepted Material Adverse Change Adjustments or adjustments pursuant to clause 7.4(b) (if any)

"Purchase Price Adjustment" means an amount in United States Dollars calculated as follows:

Purchase Price Adjustment=A-B+C-D+E-C+F+G-H+J-I+(M+L-K)

where:

A = Working Capital

B = Target Working Capital (two million nine hundred thousand United States Dollars (USD2,900,000))

C = NOC Expenditures Paid

D = Estimated NOC Preparation Expenditures

E = the lesser of (i) thirty five million one hundred thousand United States Dollars (USD35,100,000) and (ii) the sum of NOC Expenditures Paid, NOC Expenditures Accrued and NOC Expenditures Committed

F = NOC Expenditures Accrued

G = NOC Expenditures Committed

H = Liquidated Damages

I = Target Inventory (eleven million six hundred thousand United States Dollars (USD11,600,000))

J = Inventory

K = the lesser of (i) eighteen million seven hundred thousand United States Dollars (USD18,700,000) and (ii) the sum of NOC Cash Reimbursements Accrued and NOC Cash Reimbursements Received

L = NOC Cash Reimbursements Accrued

M = NOC Cash Reimbursements Received

2.
The definitions in this paragraph apply in this Agreement:

"Estimated NOC Preparation Expenditures" means a United States Dollar amount equal to the lesser of (i) Seller's estimate of the expenses incurred and paid by the Company before the Effective Time in respect of Contract Preparation Works and (ii) thirty five million one hundred thousand United States Dollars (USD35,100,000).

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"Liquidated Damages" means a United States Dollar amount equal to the aggregate of all liquidated damages accrued in favour of the Drilling Customer as at the Closing Date under sub-Article 4.11.1 of the Aquamarine Driller Contract and sub-Article 4.11.1 of the Sapphire Driller Contract.

3.
"NOC Cash Reimbursements Accrued" means a United States Dollar amount equal to the sum of all receivables accrued by the Company from NOC before the Effective Time (but not paid by NOC before the Effective Time) in respect of Contract Preparation Works.

"NOC Cash Reimbursements Received" means a United States Dollar amount equal to the lesser of (i) the aggregate of all sums received by the Company from NOC before the Effective Time in respect of Contract Preparation Works and (ii) eighteen million seven hundred thousand United States Dollars (USD18,700,000).

"NOC Expenditures Accrued" means the sum (expressed in United States Dollars) of all expenditures accrued as liabilities by the Company before the Effective Time (but not paid by the Company before the Effective Time) in respect of Contract Preparation Works.

"NOC Expenditures Committed" means the sum (expressed in United States Dollars) of all expenditures committed by the Company before the Effective Time (but not accrued or paid by the Company before the Effective Time) in respect of Contract Preparation Works.

"NOC Expenditures Paid" means the lesser of (i) the sum (expressed in United States Dollars) of all expenditures incurred and paid by the Company before the Effective Time in respect of Contract Preparation Works and (ii) thirty five million one hundred thousand United States Dollars (USD35,100,000).

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3.
Illustrative calculations of the calculation of the Purchase Price Adjustment are set out below for demonstration purposes only:

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Schedule 3
- Conditions

1.
Drilling Units and Drilling Contracts
1.1
Emerald Driller
(a)
The grant by Total E&P Golfe Limited ("Total") and North Oil Company ("NOC") in writing addressed to the Company of consent for the implementation of the Transaction (whether or not required from them under the terms of drilling contract no.4600000090 (the "Emerald Driller Contract")) and evidence that the current commercial registration of the Company’s branch office in Qatar has been amended so that the Company’s branch in Qatar is authorised to perform the Emerald Driller Contract in favour of NOC (whilst the assignment to NOC is in effect) and in favour of Total (once the contract has been re-assigned by NOC).
1.2
Aquamarine Driller
(a)
The novation to the Company (in place of Sapphire Driller Company) of drilling contract no.4600000753 between NOC and Sapphire Driller Company in respect of the Aquamarine Driller (on terms reasonably acceptable to the Buyer), alternatively the award by NOC to the Company in respect of the Aquamarine Driller of a drilling contract on the same terms (with logical changes) as contract no.4600000753 (such contract, as novated or awarded to the Company, the "Aquamarine Driller Contract") and any related amendment to the related Performance Guarantees required to ensure those Performance Guarantees continue to satisfy the requirements of the Aquamarine Driller Contract and having the Aquamarine Driller Contract added to the commercial registration of the Company’s branch office in Qatar (which shall be valid until at least September 2022) so that the Company’s branch in Qatar is authorised to perform the Aquamarine Driller Contract.
(b)
The grant by NOC in writing addressed to the Company of consent for the implementation of the Transaction (whether or not required from them under the terms of the Aquamarine Driller Contract).
(c)
A receipt from Qatar Customs for sums paid to them upon importation of the Aquamarine Driller into Qatar and a copy of the import licence for the import of the Aquamarine Driller into Qatar (or equivalent document issued by Qatar Customs) if required and (if the Aquamarine Driller goes directly to the offshore field) if required a copy of the direct sailing permission issued by Qatar Customs for this purpose.
(d)
A confirmation from NOC that the “Actual Commencement Date” under the Aquamarine Driller Contract has occurred.
(e)
The transfer of title to the Aquamarine Driller (and its related machinery, equipment and inventory including as referred to in Schedule 13) from P2020 Rig Co to the Company and evidence of the insurance of the same in accordance with the requirements of the Aquamarine Drilling Contract in respect of the period from acquisition to Closing being provided to the Buyer.
1.3
Sapphire Driller
(a)
The novation to the Company (in place of Sapphire Driller Company) of drilling contract no.4600000752 between NOC and Sapphire Driller Company in respect of the Sapphire Driller (on terms reasonably acceptable to the Buyer), alternatively the award by NOC to the Company in respect of the Sapphire Driller of a drilling contract on the same terms (with logical changes)

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as contract no.4600000752 (such contract, as novated or awarded to the Company, the "Sapphire Driller Contract") and any related amendment to the related Performance Guarantees required to ensure those Performance Guarantees continue to satisfy the requirements of the Sapphire Driller Contract and having the Sapphire Driller Contract added to the commercial registration of the Company’s branch office in Qatar (which shall be valid until at least September 2022) so that the Company’s branch in Qatar is authorised to perform the Sapphire Driller Contract.
(b)
The grant by NOC in writing addressed to the Company of consent to the implementation of the Transaction (whether or not required from them under the terms of the Sapphire Driller Contract).
(c)
A receipt from Qatar Customs for sums paid to them upon importation of the Sapphire Driller into Qatar and a copy of the import licence for the import of the Sapphire Driller into Qatar if required and (if the Sapphire Driller goes directly to the offshore field) if required a copy of the direct sailing permission issued by Qatar Customs for this purpose.
(d)
A confirmation from NOC that the “Actual Commencement Date” under the Sapphire Driller Contract has occurred.
(e)
The transfer of title to the Sapphire Driller (and its related machinery, equipment and inventory including as referred to in Schedule 13) from Sapphire Driller Company to the Company and evidence of the insurance of the same in accordance with the requirements of the Sapphire Drilling Contract in respect of the period from acquisition to Closing being provided to the Buyer.
1.4
In respect of each Drilling Unit, employment (or contracting under the Company's Labor Services Contract with Maaber For Logistics Services dated 5 September 2016 as amended/supplemented or the Company's Labor Services Contract with Olympus International Oil and Gas Services WLL dated 1 March 2017, as amended/supplemented) by the Company of crew having experience of working on the Drilling Unit or a sister unit in accordance with Schedule 4 of this Agreement and as required for the purposes of satisfying the requirements of the Drilling Contracts on substantially the same terms as the crew of the Emerald Driller are currently employed (and without the Company having or assuming any liability for end of service benefits in respect of any previous employment of any crew).
1.5
The support services agreements between (among other) Vantage Driller III and the Company in respect of the Emerald Driller, the Aquamarine Driller and the Sapphire Driller have been duly entered into and delivery and are and remain valid and subsisting.

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Schedule 4
- Conduct between signing and Closing

1.
At all times during the Interim Period, the Seller shall:
(a)
procure that the Company carries on the Business in the normal course and in the manner provided in this Schedule 4;
(b)
use reasonable endeavours to maintain the trade and trade connections of the Company and the Business;
(c)
procure that the Company complies with and performs its obligations (and uses best endeavours to enforce its rights) under each of the Drilling Contracts and the Material Contracts;
(d)
promptly notify the Buyer in writing of any fact or circumstance which constitutes (or which is reasonably expected to constitute) a material change in the Business, financial position or assets of the Company (including any Material Adverse Change and any request or requirement for a reduction of any amounts payable under a Drilling Contract from a Drilling Customer);
(e)
promptly notify the Buyer of any incident involving the Drilling Units or any damage which has occurred to the Drilling Units (or any other item of equipment which forms part of the Drilling Units) the cost of remedying which is likely to exceed ten thousand United States Dollars (USD10,000);
(f)
to the extent permitted by applicable law, promptly notify the Buyer of any Proceedings or any disputes or potential disputes with Employees or Workers;
(g)
to the extent permitted by applicable law, promptly provide the Buyer and its Representatives with such information relating to the business and affairs of the Company and such access to their books and records, as the Buyer may reasonably require from time to time (excluding confidential and privileged information) including without limitation all financial records, all management accounts and any audited accounts and audit reports and information regarding Contract Preparation Works and related AFEs; and
(h)
not induce, or attempt to induce (whether directly or indirectly), any of the Employees to terminate their employment.
2.
During the Interim Period, the Seller shall procure that, except with the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed), the Company shall not (and shall not agree to):
(a)
dispose of, sell, charter, lease or licence any material assets used or required for the operation of the Business;
(b)
allot or issue any shares or other securities, or any options, warrants or rights to acquire any shares or other securities or repurchase or redeem any of its shares;
(c)
(other than as contemplated in the Transaction Documents) enter into, modify or terminate any Drilling Contract or waive any of its rights thereunder or release any counterparty from any of its obligations thereunder;

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(d)
submit any binding tender in respect of any Drilling Unit (other than to Total E&P Golfe Limited in connection with the option granted under the Emerald Driller Contract, provided the day rate offered is not less than the current day rate);
(e)
incur any capital expenditure (other than in respect of Contract Preparation Works or as contemplated in the capital expenditure spreadsheet attached as Schedule 12) on any individual item or connected items in excess of two hundred thousand United States Dollars (USD200,000);
(f)
borrow any sum which is not repaid in full (together with all interest, fees and expenses relating thereto) prior to Closing;
(g)
declare or make any distribution of its assets (other than by a dividend permitted by applicable law which is fully paid in Cash prior to Closing or as permitted under clause 6.4 of this Agreement);
(h)
make any material alterations to the terms and conditions of employment (including benefits) of any of its Directors, officers or Employees;
(i)
create or agree to create any Encumbrance over any of its assets or its undertaking, except as may be required or desirable, in the Seller's reasonable opinion, in connection with the purchase of the Aquamarine Driller and/or the Sapphire Driller provided such Encumbrance shall be removed prior to Closing;
(j)
save as required pursuant to any Drilling Contract, give any financial or performance guarantee, or any similar security or indemnity;
(k)
incur any liabilities, other than (i) trading liabilities incurred in the normal course of the Business and which will be current liabilities to be taken into account in the Working Capital calculation; or (ii) in connection with the purchase of the Aquamarine Driller and/or the Sapphire Driller on "as is" terms for a price equal to the net book value of the relevant asset in the seller's balance sheet which liabilities shall be settled in full prior to Closing;
(l)
make any changes to the accounting standards, procedures, policies or principles by reference to which its accounts are drawn up;
(m)
(save that the Company's insurances will cease to cover the Company for new claims arising after Closing on the basis that it will cease to be part of the Seller’s Group) permit any of its insurance policies to lapse or do anything which would reduce the amount or scope of cover or make any of its insurance policies void or voidable;
(n)
enter into, modify or agree to terminate any Material Contract or waive any of its rights thereunder or release any counterparty from any of its obligations thereunder;
(o)
make any loan or cancel, release or assign any indebtedness owed to it or any claims held by it other than inter-company loans or indebtedness which shall not exist and/or be released at Closing;
(p)
enter into any lease, lease-hire or hire-purchase agreement or agreement for payment on deferred terms;
(q)
amend any agreements or arrangements for the payment of pensions or other benefits on retirement to any of its current or former employees or directors (or any of their dependants);

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(r)
provide any non-contractual benefit to any Director, Employee, Worker or their dependants;
(s)
dismiss any of its Employees other than in the ordinary course of business or employ or engage (or offer to employ or engage) any person other than as required for the purposes of satisfying the Conditions or maintaining the required crew of the Emerald Driller on substantially the same terms as the crew of the Emerald Driller are currently employed (and without the Company having or assuming any liability for end of service benefits in respect of any previous employment of such replacements);
(t)
enter into (or modify any subsisting) agreement with a Representative Body;
(u)
(except with the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed) commence, settle or agree to settle any Proceedings relating to the Business, or otherwise concerning the Company;
(v)
grant, modify, agree to terminate or permit the lapse of any of its Intellectual Property Rights, or enter into any agreement relating to any such rights;
(w)
pay any management charge to the Seller (or any member of the Seller's Group);
(x)
amend the constitutional documents of the Company or waive any rights attaching to the Sale Share;
(y)
acquire, by merger or consolidation with, or by purchase all or a substantial portion of the assets or stock of, or by any other manner, any business or entity, or enter into any joint venture, partnership or other similar arrangement for the conduct of the Business;
(z)
(except with the prior written consent of the Buyer or in connection with the renewal of the Company's current office lease in Qatar) vary the terms on which it holds any of the Properties or settle any rent review;
(aa)
except with the prior written consent of the Buyer terminate or amend the support services agreements entered into or to be entered into between (among other) Vantage Driller III and the Company in respect of the Emerald Driller, the Aquamarine Driller and the Sapphire Driller;
(bb)
(other than in connection with the recovery of any retention receivables from any Drilling Customer) make or change any elections, change an annual accounting period, adopt or change any accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax; or
(cc)
(except in connection with activities conducted in the ordinary course of business) surrender, consent or take any other action which would have the effect of increasing the Tax liability of the Company for any period ending after the Effective Time or decreasing any Tax attribute of the Company at the Effective Time.
3.
During the Interim Period, the Seller shall:
(a)
to the extent permitted by applicable law, at its own expense provide the Buyer with such information or documents as it may reasonably require relating to the terms of employment or any other matter concerning any Employee, Worker or Representative Body (excluding confidential and privileged information);

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(b)
to the extent permitted by applicable law, promptly upon request give the Buyer and its advisers access at all reasonable times to the Employees and Workers (and management of the Company);
(c)
permit and assist the Buyer to consult any of the Employees or Workers (and management of the Company), on reasonable notice and during normal business hours at the premises at which the relevant Employees or Workers (and management) are located, for the purpose of obtaining knowledge, know-how or any other information possessed by such Employee or Worker (and management) in relation to the activities and operations of, and the products and services supplied or to be supplied by, the Business (and the Seller shall ensure that any such Employees or Workers (and management) shall disclose all such information to the Buyer) (excluding confidential or privileged information); and
(d)
permit and assist the Buyer on reasonable notice and during normal business hours and without unreasonable interference with the Business access to such materials and information about the Drilling Units and their operation, the Drilling Contracts and the Material Contracts and the Company’s other assets as the Buyer shall reasonably require (excluding confidential or privileged information). Without limiting the generality of the foregoing the Seller shall provide the Buyer or its Representatives (but not more than three (3) persons on any individual Drilling Unit at the same time) reasonable access to each Drilling Unit on or before the Closing to enable Buyer to check the condition of each Drilling Unit complies with the requirements of this Agreement (subject to prior execution by the Buyer and its representatives of customary hold harmless undertakings).
4.
At the end of the Interim Period (and at the point of Closing), the Seller shall ensure that the Company has no Financial Indebtedness and no Cash.

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Schedule 5
- Wire payment instructions

[***]

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Schedule 6
- Closing Accounts
1.
Definitions
1.1
The definitions in this paragraph apply in this Agreement.
5.
"Adjusted Current Assets" means trade receivables (under the Company’s general ledger accounts 120100 and 121999) plus retention receivables (under the Company’s general ledger account 120250) plus accrued revenue (under the Company’s general ledger accounts 120200, 120500 and 121000), all as set out in the Closing Accounts.
6.
"Adjusted Current Liabilities" means trade payables (under the Company’s general ledger accounts 200001, 210000 and 211999) plus accrued expenses (under the Company’s general ledger accounts 200010, 231010, 231000 and 232020) plus (only to the extent not included in the accounts listed in this paragraph) accrued tax liabilities, all as set out in the Closing Accounts.
7.
"Cash" means the aggregate amount of all:
a.
cash on hand;
b.
cash standing to the credit of any account with a bank or other financial institution; and
c.
cash equivalents,
8.
in each case to which the Company is beneficially entitled as at the Effective Time and as shown in the Closing Accounts.
9.
"Closing Accounts" means the statement of financial position of the Company as at the Effective Time (including the notes thereon), as prepared and agreed or determined (as the case may be) in accordance with this Schedule.
10.
"Dispute Notice" has the meaning set out in paragraph 2.3 of this Schedule.
11.
"Draft Documents" means has the meaning set out in paragraph 2.1 of this Schedule.
12.
"Effective Time" means the time at which Closing tales place on the Closing Date.
13.
"Expert" means an independent firm of chartered accountants of international repute appointed in accordance with paragraph 3 of this Schedule to resolve any dispute arising between the parties in connection with the preparation of the Closing Accounts or the Purchase Price Statement.
14.
"Liquidated Damages" has the meaning given in Schedule 2.
15.
"NOC Cash Reimbursements Accrued" has the meaning given in Schedule 2.
16.
"NOC Expenditures Accrued" has the meaning given in Schedule 2.
17.
"NOC Expenditures Committed" has the meaning given in Schedule 2.
18.
"Purchase Price Statement" means the statement setting out the amount of the Purchase Price Adjustment as defined in Schedule 2 and derived from the Closing Accounts, together with the resulting calculation of the Purchase Price, and as prepared and agreed or determined (as the case may be) in accordance with this Schedule.

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"Resolution Period" has the meaning set out in paragraph 2.6 of this Schedule.

19.
"Review Period" means the period of sixty (60) calendar days commencing on the first Business Day after the day on which the Seller receives the Draft Documents from the Buyer in accordance with paragraph 2.1 of this Schedule.
20.
"Working Capital" means Adjusted Current Assets less Adjusted Current Liabilities; provided that Working Capital shall always exclude any accounts related to NOC Expenditures Accrued, NOC Expenditures Committed, NOC Cash Reimbursements Accrued, or any Liquidated Damages.
2.
Preparation of the Closing Accounts and Purchase Price Statement
2.1
Not earlier than sixty (60) and not later than one hundred and twenty (120) calendar days after the Closing Date, the Buyer shall prepare and deliver to the Seller for review drafts of the Closing Accounts and the Purchase Price Statement drawn up in accordance with paragraph 4 of this Schedule (together the "Draft Documents").
2.2
The Seller shall promptly provide the Buyer with access to such information, books and records in the Seller's possession or control as the Buyer (or its agents or advisers) may reasonably require in connection with the preparation of the Draft Documents.
2.3
No later than the last day of the Review Period, the Seller shall serve a written notice on the Buyer stating whether or not it agrees with the Draft Documents. In the case of any disagreement, the notice ("Dispute Notice") shall specify in reasonable detail each matter or item in dispute and, to the extent practicable, any adjustments which the Seller considers should be made to the Draft Documents.
2.4
During the Review Period, the Buyer shall upon reasonable notice and during normal business hours, permit the Seller (and its agents or advisers) to access and review the Buyer's working papers relating to the preparation of the Draft Documents and such books and records of the Company as the Seller (or its agents or advisers) may reasonably require for the purpose of reviewing the Draft Documents.
2.5
If, during the Review Period, the Seller:
(a)
serves a written notice on the Buyer confirming its agreement with the Draft Documents, they shall, with effect from the date of service of such notice, constitute the Closing Accounts and the Purchase Price Statement and shall be final and binding on the parties; or
(b)
fails to serve a Dispute Notice, the Draft Documents shall, with effect from the expiry of the Review Period, constitute the Closing Accounts and the Purchase Price Statement and shall be final and binding on the parties.
2.6
If the Seller serves a Dispute Notice in accordance with paragraph 2.3 of this Schedule, the parties shall, during the period of fifteen (15) Business Days commencing on the date of service of the Dispute Notice (the "Resolution Period"), seek in good faith to reach agreement on the disputed matters referred to in the Dispute Notice. If, before the Resolution Period expires, those disputed matters are:
(a)
resolved by the parties in writing, the Draft Documents (revised as necessary to reflect the parties' agreement) shall constitute the Closing Accounts and the Purchase Price Statement, and shall be final and binding on the parties with effect from the date of their agreement; or
(b)
not resolved by the parties in writing, then at any time following the expiry of the Resolution Period either party may, by written notice to the other party, require the disputed matters to be referred to an Expert for determination in accordance with paragraph 3 of this Schedule.

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2.7
The Buyer and the Seller shall bear and pay their own costs incurred in connection with the preparation, review and agreement of the Draft Documents, Closing Accounts and the Purchase Price Statement.
2.8
For the avoidance of doubt the Seller shall only be entitled to serve one Dispute Notice and shall not be entitled to dispute any matter that is not referred to as being in dispute in its Dispute Notice.
3.
Expert determination
3.1
If a notice is served by either party pursuant to paragraph 2.6(b) of this Schedule, the parties shall use all reasonable endeavours to reach agreement regarding the identity of the person to be appointed as the Expert and to agree terms of appointment with the Expert.
3.2
If the parties fail to agree on an Expert and their terms of appointment within ten (10) Business Days of either party serving details of a proposed Expert on the other, then either party shall be entitled to request the President for the time being of the Institute of Chartered Accountants of England and Wales to appoint the Expert and to agree the terms of appointment on behalf of the parties.
3.3
Except for any procedural matters, or as otherwise expressly provided in this Schedule, the scope of the Expert's determination shall be limited to determining the unresolved matters in the Dispute Notice relating to:
(a)
whether the Draft Documents have been prepared in accordance with the requirements of this Schedule;
(b)
whether any errors have been made in the preparation of the Draft Documents; and
(c)
any consequential adjustments, corrections or modifications that are required in order for the Draft Documents to be prepared in accordance with the requirements of this Schedule.
3.4
The parties shall co-operate with the Expert and shall provide (and in the case of the Buyer shall procure that the Company provides) such assistance and access to such documents, personnel, books and records as the Expert may reasonably require for the purpose of making their determination.
3.5
The parties shall be entitled to make submissions to the Expert and each party shall, with reasonable promptness, supply the other party with all such information and access to its documentation, books and records as the other party may reasonably require in order to make a submission to the Expert in accordance with this paragraph.
3.6
To the extent not provided for in this paragraph 3, the Expert may in their reasonable discretion determine such other procedures to assist with the conduct of their determination as they consider just or appropriate.
3.7
Unless otherwise agreed by the parties, the Expert shall be required to make their determination in writing (including reasons for their determination) and to provide a copy to each party as soon as reasonably practicable and in any event within thirty (30) Business Days of their appointment.
3.8
The Expert shall act as an expert and not as an arbitrator. Save in the event of manifest error or fraud:
(a)
the Expert's determination of any matters referred to under this Schedule shall be final and binding on the parties; and
(b)
the Draft Documents, subject to any adjustments, corrections or modifications that are necessary to give effect to the Expert's determination, shall constitute the Closing Accounts and the Purchase Price Statement for the purpose of this Agreement.

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3.9
If an appointed Expert dies or becomes unwilling or incapable of acting, or does not deliver their determination within the period required by this paragraph 3:
(a)
the parties shall use all reasonable endeavours to agree the identity and terms of appointment of a replacement Expert;
(b)
if the parties fail to agree and appoint a replacement Expert within ten (10) Business Days of a replacement being proposed in writing by one party, then either party may apply to the President for the time being of the Institute of Chartered Accountants of England and Wales to discharge the appointed Expert and to appoint a replacement Expert; and
(c)
this paragraph 3 shall apply in relation to each and any replacement Expert as if they were the first Expert appointed.
3.10
The parties shall act reasonably and co-operate to give effect to the provisions of this paragraph 3.
3.11
Each party shall bear and pay its own costs incurred in connection with the Expert's determination pursuant to this paragraph 3. The Expert's fees and any costs or expenses incurred in making their determination shall be borne equally between the Buyer and the Seller.
4.
Basis for preparing the Closing Accounts
4.1
The Closing Accounts shall be prepared in accordance with IFRS, as in force on the Closing Date.

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Schedule 7
- Warranties
Part A
- General warranties

1.
Power to sell the Sale Share
1.1
Each of the Seller and the Guarantor have taken all necessary actions and have the requisite power and authority to enter into and perform their respective obligations in this Agreement and each of the documents referred to in it to which it is a party, and such obligations constitute valid, legal and binding obligations on the Seller and the Guarantor (as the case may be) in accordance with their respective terms.
1.2
The execution and performance by each of the Seller and the Guarantor of their respective obligations in this Agreement and each of the documents referred to in it to which it is a party and compliance with their respective terms will not (i) breach or constitute a default under its memorandum and articles of association, or any agreement, instrument, order, judgment or other restriction which binds the Seller or the Guarantor (as the case may be).
1.3
Each of the Seller, the Guarantor and the Company is a company with limited liability, validly existing and in good standing under the laws of its jurisdiction of incorporation.
2.
Shares in the Company
2.1
The Sale Share constitutes the whole of the allotted and issued share capital of the Company, has been duly authorised and validly issued and is fully paid or credited as fully paid.
2.2
The Seller is the sole legal and beneficial owner of the Sale Share and is entitled to transfer the full legal and beneficial title to the Sale Share to the Buyer (which Sale Share shall be free from all Encumbrances at Closing), without the consent of any person other than (i) the Indenture Trustee under that certain Indenture, dated as of November 30, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”), among inter alia Vantage Drilling International and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (whose consent shall be obtained before Closing and the obligations of the Company under which Indenture are to be released at Closing) and (ii) the Drilling Customers (which is to be obtained or waived prior to Closing as referred to at paragraphs 1.1(a), 1.2(b) and 1.3(b) of Schedule 3).
2.3
No person has any right to require at any time the transfer, creation, issue or allotment of any share, loan capital or other securities of the Company (or any rights or interest in them) and no person has agreed to confer or has claimed any such right and no person is entitled to direct how voting rights in respect of the Sale Share are to be exercised (or any proxy in respect of such voting rights).
2.4
At Closing, no Encumbrance shall exist affecting the Sale Share or any unissued shares, debentures or other unissued securities of the Company, and no commitment to create any such Encumbrance has been given (or will be given) (other than pursuant to the Indenture, such Encumbrance to be released at Closing), nor has any person claimed any such rights.
2.5
The Company:
(a)
does not own, and has not agreed to acquire and does not have any beneficial interest in, any shares, loan capital or any other securities or interest in any company (except for inter-company loans which are repaid on or before Closing);

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(b)
is not, and has not agreed to become, a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);
(c)
has no branch or establishment (whether permanent or otherwise) other than its registered office in the Cayman Islands and its branch in Qatar;
(d)
does not control or take part in the management of any company or business organisation nor has it agreed to do so; and
(e)
has no Subsidiaries (and never has had any Subsidiaries).
2.6
The Company has not purchased, redeemed, reduced, repaid or forfeited any of its share capital, given any financial assistance in contravention of any applicable law or regulation or allotted any securities that are convertible into, or exchangeable for, shares.
2.7
No shares in the capital of the Company have been issued, and no transfer of any such shares has been registered, except in accordance with all applicable laws and the memorandum and articles of association of the Company and all such transfers have been duly stamped (where applicable).
2.8
The Company has not issued a share certificate in respect of the Sale Share.
3.
Constitutional and corporate documents
3.1
Copies of the memorandum and articles of association of the Company have been Disclosed, and such copy documents are true, accurate and complete copies and (save for rights and restrictions arising by applicable law) fully set out the rights and restrictions attaching to each class of shares in the capital of the Company.
3.2
All returns, particulars, resolutions, registers, records and other documents that the Company is required by law or regulation to maintain or to file with, or deliver to, any authority have been correctly made up and maintained or duly filed or delivered as applicable.
3.3
The statutory books and registers of the Company:
(a)
have been properly prepared and maintained in accordance with applicable laws;
(b)
constitute an accurate record of all matters required by law to appear in them;
(c)
do not contain any material inaccuracies or discrepancies;
(d)
are in the possession of the Company or its representatives; and
(e)
no notice or allegation has been received that any such books or registers are incorrect or should be rectified.
3.4
All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its memorandum and articles of association, all applicable laws and regulations and

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any agreements or arrangements made with any third party regulating the payment of dividends and distributions.
3.5
All deeds and documents belonging to the Company or to which it is a party, are in the possession, custody or control of the Company or its representatives.
3.6
All Business Records are in the possession, custody or control of the Company, have been properly maintained in accordance with good business practice and will be available to the Seller following Closing.
3.7
Except for the Company's memorandum and articles of association, there are no documents or arrangements in force governing the relationship between the shareholders of the Company, the management of the Company or the subscription for, or issue, purchase, transfer or ownership of, shares in the Company.
4.
Information
4.1
The particulars set out in Schedule 1 are true, accurate, complete and not mis-leading.
4.2
All information contained in the Disclosure Schedule is true, accurate, complete and not mis-leading.
5.
Compliance and consents
5.1
The Company has at all times conducted its business and operated its assets (including the Drilling Units) in accordance with, and has acted in compliance with, all applicable laws and regulations.
5.2
The Company at Closing (subject to satisfaction of the Conditions at paragraphs 1.1(a), 1.2(b) and 1.3(b) of Schedule 3) will hold all licences, consents, governmental authorisations and permits necessary for the Company to carry on its business in the places and in the manner in which it is carried on at Closing ("Consents"), and the Company will not be in material breach of the terms or conditions of the Consents (or any of them) and will have paid all fees and other amounts then due and payable in relation to such Consents.
5.3
The transactions contemplated by this Agreement will not result in, and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Consent (in whole or part) and the granting and maintenance of any Consent has not been challenged by any person.
5.4
The Company has never carried on any activity that would require it to be registered or licensed under any regulatory law (as defined in section 2(1) of the Companies Act (as amended) of the Cayman Islands).
5.5
The Company is a relevant entity (as defined in the International Tax Co-operation (Economic Substance) Act) (as amended) of the Cayman Islands (the "ES Act") that, as at the date of this Agreement, does not (and as at Closing will not) carry on any relevant activity (as defined in the ES Act). The Company has made all necessary filings under the ES Act and has at all times complied with its obligations under the ES Act.
6.
Insurance
6.1
The Company maintains, and has at all material times maintained, with first class insurers, insurance cover (subject to customary deductibles, exclusions and limits) against all losses and liabilities and all other risks that are normally insured against by a person carrying on the same type of business as the Business and that satisfies the requirements of the Drilling Contracts.

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6.2
The DFS electronic data room includes (at item nos.1.6 and 7.18) complete and accurate copies of all insurance policies (or cover notes in respect of all insurance policies) maintained by or on behalf of the Company ("Policies"). The Policies are in full force and effect, all premiums due on them have been paid and all other conditions of the Policies have been performed and observed.
6.3
None of the Policies are void or voidable, and nothing has been done, or omitted to be done, which could make any of them void or voidable.
6.4
The Disclosure Schedule contains complete and accurate details of all insurance claims made by the Company during the period of twelve (12) months ending on the date of this Agreement.
6.5
There are no material outstanding claims under, or in respect of the validity of, any of the Policies and, so far as the Seller is aware, there are no circumstances likely to give rise to a claim under any of the Policies.
7.
Disputes and investigations
7.1
Neither the Company, nor any of its Directors nor any other person for whose acts the Company may be vicariously liable, is engaged or involved in any of the following matters (such matters being referred to in this paragraph 7 as "Proceedings"):
(a)
any litigation, or any administrative, mediation, arbitration or other proceedings, claims, actions or hearings before any court, tribunal or any governmental, regulatory or similar body (except for debt collection in the normal course of business); or
(b)
any dispute with, or any investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body.
7.2
No Proceedings are pending or so far as the Seller is aware threatened against the Company, any Director or any person for whose acts the Company may be vicariously liable, and there are no circumstances likely to give rise to any such Proceedings.
7.3
Neither the Company nor the Business is affected by any subsisting or pending judgment, order, or other decision or ruling of any court, tribunal or arbitrator, or any governmental, regulatory or similar body (in each case, in Proceedings to which the Company is a party), nor has the Company given any undertaking in connection with any Proceedings which remains in force.
8.
Contracts and trading
8.1
The DFS electronic data room includes (at item nos.1.2.3.19, 1.2.4.1, 1.2.4.3-9, 1.2.5.4, 7.15.1-2, 7.15.4-5 and 7.15.6-13) copies of all material subsisting contracts, agreements, arrangements, understandings or commitments to which the Company is a party (for which purpose a contract shall not be deemed to be material unless the value of that contract exceeds one million United States Dollars (USD1,000,000) per annum) (these being referred to collectively as the “Material Contracts” and each as a “Material Contract” and including for the avoidance of doubt each Drilling Contract).
8.2
The Company is not at Closing a party to any contract, agreement, arrangement, understanding or commitment which is of an unusual or exceptional nature, outside the ordinary course of the Business, or not on arm's-length terms or which provides for the payment of any commission or similar compensation to any person on the entry into or termination of any contract for drilling services in connection with the operation of any of the Drilling Units or includes any grant of exclusivity by the Company.

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8.3
No party is in default of any Material Contract to which the Company is a party, no such default has been threatened so far as the Seller is aware, and there are no facts or circumstances likely to give rise to any such default. No notice of termination of any such Material Contract has been received or served by the Company, and there are no grounds for the termination, rescission, repudiation or a material change in the terms of any such Material Contract.
8.4
The copies of the Material Contracts provided by the Seller to the Buyer in the electronic data room (i) are true and complete copies thereof; (ii) have not been modified or amended; and (iii) (to the Company's knowledge) represent the entire agreement between the Company and the counterparty to such Material Contract in relation to the subject matter of such Material Contract.
8.5
The amount retained by each Drilling Customer under each Drilling Contract is three percent (3%) of all hire paid thereunder (excluding reimbursable costs but including the mobilisation fee).
8.6
The Disclosure Schedule specifies those persons who have authority to bind the Company in the ordinary course of business and save as Disclosed in the Disclosure Schedule (i) there are no powers of attorney granted by the Company which are currently in force and (ii) no person is entitled or authorised in any capacity to bind or commit the Company to any obligation outside the ordinary course of the Business.
8.7
The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not:-
(a)
cause the Company to lose the benefit of any asset, right or privilege it presently enjoys (except the ability to make new claims after Closing under the Policies and except for such rights as the Company enjoys as a member of the Seller's Group);
(b)
(save in respect of (i) banks holding the Company's accounts, and (ii) in respect of any Drilling Customer, in accordance with the Drilling Contract to which it is a party, if the consent referred to at paragraph 1.1(a), 1.2(b) or 1.3(b) of Schedule 3 in respect of that Drilling Customer is not obtained) relieve any person of any obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company, or to exercise any other right in respect of the Company;
(c)
result in any customer, client or supplier being entitled to cease dealing with the Company, or reducing its level of business, or changing the terms on which it deals, with the Company (other than (i) banks holding the Company's accounts, and (ii) in respect of any Drilling Customer, in accordance with the Drilling Contract to which it is a party, if the consent referred to at paragraph 1.1(a), 1.2(b) or 1.3(b) of Schedule 3 in respect of that Drilling Customer is not obtained);
(d)
so far as the Seller is aware, result in any senior employee leaving the Company;
(e)
entitle any person to receive from the Company any finder's fee, brokerage or other commission; or
(f)
entitle any person (other than as contemplated by this Agreement) to acquire shares in the Company.
9.
Effect of sale of the Sale Share
9.1
The acquisition of the Sale Share by the Buyer will not:

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(a)
cause the Company to lose the benefit of any right, asset or privilege it presently enjoys (except the ability to make new claims after Closing under the Policies and except for such rights as the Company enjoys as a member of the Seller's Group);
(b)
subject to satisfaction of the Conditions referred to at paragraphs 1.1(a), 1.2(b) and 1.3(b) of Schedule 3, relieve any person of any obligation to the Company, or enable any person to determine any such obligation, or any right or benefit enjoyed by the Company, or to exercise any other right in respect of the Company; or
(c)
subject to satisfaction of the Conditions referred to at paragraph 1.1(a), 1.2(b) or 1.3(b) of Schedule 3, result in the loss of, or any default under, any Consent (as defined in paragraph 5.2 of this Part A of Schedule 7).
10.
Finance and guarantees
10.1
The Company has not factored or discounted any of its debts, or engaged in financing of a type that would not need to be shown or reflected in the Accounts or the Management Accounts.
10.2
Except for the guarantee given by the Company in the Indenture (which guarantee the Seller shall procure is released on or before Closing) and any financial security given for the purpose of compliance with the requirements of any Drilling Contract, no Encumbrance, guarantee, indemnity or other similar arrangement has been entered into, given or agreed to be given by:
(a)
the Company or any third party, in each case in respect of any indebtedness or other obligations of the Company; or
(b)
the Company in respect of any indebtedness or other obligations of any third party.
10.3
Neither the Company nor the Seller is insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of it or of all or any part of its assets.
10.4
As at Closing the Company will have no Financial Indebtedness.
10.5
The Company does not have any outstanding loan capital, nor has it lent any money that has not been repaid (except under inter-company loans which are repaid on or prior to Closing), and there are no debts owing to the Company other than debts that have arisen in the normal course of the Business (except under inter-company loans which are repaid on or prior to Closing).
10.6
The Company is not subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.
10.7
Particulars of all the bank accounts of the Company have been included in the Disclosure Schedule and the Company does not have any other bank account.
11.
Accounts
11.1
The definitions in this paragraph apply in this Agreement:

"IFRS" means International Financial Reporting Standards.

"Management Accounts" means the US GAAP unaudited balance sheet and the unaudited profit and loss account of the Company (including, in each case, any notes on them) for the periods of six months

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and nine months ended June 30, 2021 and September 30, 2021 respectively (copies of which are included in the DFS electronic data room).

"Previous Accounts" means the accounts equivalent to the Branch Accounts in respect of the accounting period immediately preceding the accounting period ended on the Accounts Date.

11.2
The Accounts:
(a)
show a true and fair view of the state of affairs of the Company as at the Accounts Date, and of its profit or loss and total comprehensive income for the accounting period ended on the Accounts Date;
(b)
have been properly prepared in accordance with IFRS; and
(c)
(save as the Accounts expressly disclose) are not affected by any extraordinary, exceptional or non-recurring items.
11.3
The Branch Accounts:
(a)
show a true and fair view of the state of affairs of the Company’s Qatar branch as at the Accounts Date, and of its profit or loss and total comprehensive income for the accounting period ended on the Accounts Date;
(b)
have been properly prepared in accordance with IFRS and the requirements of applicable law;
(c)
(save as the Branch Accounts expressly disclose) are not affected by any extraordinary, exceptional or non-recurring items;
(d)
(save as the Branch Accounts expressly disclose) have been prepared using the same accounting policies and estimation techniques as those adopted and applied in preparing the Previous Accounts; and
(e)
have been audited by a firm registered to act as auditors in Qatar and the auditors’ reports thereon are unqualified.
11.4
The Accounts and the Branch Accounts (together in each case with the related directors' reports and auditors' reports) have been circulated, laid before the Company and filed with all relevant registries and government authorities in accordance with all applicable law.
11.5
The Company does not have any liabilities (including contingent liabilities) other than as disclosed in the Accounts or current liabilities incurred in the ordinary course of the Business (and not in breach of this Agreement) since the Accounts Date.
11.6
The Management Accounts have been prepared on a basis consistent with that employed in preparing the Accounts and fairly represent the assets and liabilities and the income and expenditure of the Company as at the date and in respect of the period to which they relate.
11.7
The audited financial statements of the Company and of the Company’s Qatar branch for the period ending December 31, 2021 will be properly prepared in accordance with IFRS and will not be subject to any audit qualification (other than any audit qualification that the Accounts or the Branch Accounts as the case may be are also subject to).

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12.
Changes since the Accounts Date
12.1
Since the Accounts Date:
(a)
the Company has conducted the Business in the normal course, and as a going concern;
(b)
there has been no Material Adverse Change;
(c)
no dividend or other distribution of profits or assets (other than (i) by a dividend permitted by applicable law which is fully paid in Cash prior to Closing or (ii) by way of inter-company loans which are repaid prior to Closing) has been, or agreed to be declared, made or paid by the Company; and
(d)
the Company has not borrowed or raised any money (which in the case of borrowed money will not be repaid prior to Closing) or taken or given any form of financial security (save for the purpose of compliance with the requirements of any Drilling Contract).
13.
Assets
13.1
On Closing, the assets included in the Accounts, together with any assets acquired by the Company since the Accounts Date (except for those disposed of since the Accounts Date in the normal course of business because they are obsolete and no longer required by the Business) are:
(a)
legally and beneficially owned by the Company, free from Encumbrance or any third party right in rem, and the Company has good and marketable title to such assets;
(b)
in the possession or control of the Company; and
(c)
not the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms, or any licence or factoring arrangement save for the Drilling Units which are subject to the Drilling Contracts.
13.2
The Emerald Driller (including any machinery and equipment belonging to the same) is in operational condition and complies with the Emerald Driller Contract and is in class (free of overdue conditions and recommendations) and free of average damage affecting class (fair wear and tear excepted) and without any Partial Loss. The Aquamarine Driller and the Sapphire Driller (including any machinery and equipment belonging to the same) are in operational condition and will at Closing comply with the relevant Drilling Contract and be in class (free of overdue conditions and recommendations) and free of average damage affecting class (fair wear and tear excepted, and modifications required by the relevant Drilling Contract excepted).
13.3
Since the Accounts Date, the operation of each of the Drilling Units has been carried out and conducted in the ordinary and usual course of the business of the Company (or in the case of Aquamarine Driller and Sapphire Driller the current owners and operators until they are acquired by the Company) consistent with the past practice of the Seller’s Group's including (without limitation) as the same relates to operation, inspection, repair and maintenance procedures (and the replenishment, replacement and refurbishment of inventory, spare parts and consumable materials).
13.4
By the time of Closing, each of the Drilling Units (including any machinery and equipment belonging to the same) will have been temporarily imported into Qatar in accordance with applicable law and all required customs and other duties payable as a result of such importation have been paid.
13.5
A register of the assets of the Company as at the date of this Agreement (or in the case of Aquamarine Driller and Sapphire Driller which the Company will acquire upon its acquisition of the Aquamarine Driller

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and Sapphire Driller respectively) which is true, complete and accurate in all material respects is attached to this Agreement as Schedule 13.
14.
Employment
14.1
The definitions in this paragraph apply in this Agreement.
21.
"Employee" means (i) any person employed by the Company under a contract of employment and (ii) any person employed by another member of the Seller's Group and seconded to the Company.
22.
"Employment Laws" means all laws applying from time to time which affect contractual or other relations between an employer and their employees or workers.
23.
"Representative Body" means any trade union, staff association, staff council, works council, information and consultation body and any other worker representatives relating to any person employed or engaged by or in the Company.
24.
"Worker" means any person who is not an Employee but personally performs work for the Company.
14.2
The Disclosure Schedule includes anonymised particulars of the remuneration of each Employee. The DFS electronic data room includes anonymised particulars of each Employee, and the principal terms of their respective contracts with the Company including:
(a)
the company that employs or engages them;
(b)
their current remuneration (including any benefits and privileges provided or which the Company is bound to provide to them or their dependants, whether now or in the future, details of shift and any other allowances, and any entitlement to, or expectation of, performance-related remuneration including bonuses, commission, pension contributions, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent type bonus);
(c)
the commencement date of each contract and, if an Employee, the date on which continuous service began;
(d)
the length of notice necessary to terminate each contract or, if a fixed term, the expiry date of the fixed term and details of any previous renewals;
(e)
the type of contract (whether full or part-time or other);
(f)
their date of birth;
(g)
the country in which the Employee or Worker works or performs services and/or is paid; and
(h)
the law governing the contract.
14.3
The Disclosure Schedule includes anonymised particulars of the compensation payable to each Worker and the notice period applicable in respect of each Worker. The DFS electronic data room includes anonymised details of all persons who are Workers (including consultants), full particulars of the terms on which such persons' services are provided to the Company, including:
(a)
the company that engages them;

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(b)
particulars of the terms on which the services of such individual are provided to the Company (including the remuneration and benefits);
(c)
the country in which the individual provides services; and
(d)
the law governing the agreement.
14.4
No offer of employment or engagement has been made by the Company that is outstanding for acceptance, or that has been accepted but not yet commenced.
14.5
No notice to terminate the contract of employment of any Employee or Worker is pending, outstanding or, so far as the Seller is aware, threatened, and there are no circumstances likely to give rise to such notice.
14.6
There are no sums owing to or from any current or former Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.
14.7
The Company has not offered, promised or agreed to any future variation in the terms of employment or engagement of any Employee or Worker and no negotiations for an increase in the remuneration or benefits of any Employee or Worker are current.
14.8
The Company has not entered into any agreement or arrangement (whether or not binding) with any trade union, staff association, staff council, works council, information and consultation body or any other worker representatives relating to any person employed or engaged by or in the Company.
14.9
The Company has performed all material obligations and duties it is required to perform in respect of each Employee and Worker.
14.10
The Disclosure Schedule includes anonymised details of all Employees and Workers who are on secondment, maternity, paternity, adoption, shared parental or other leave or who are absent due to ill-health or for any other reason.
14.11
No dispute under any Employment Laws or otherwise is outstanding between the Company any current or former:
(a)
Employee relating to their employment, its termination or any reference given by the Company regarding such Employee; or
(b)
Worker relating to their contract, its termination or any reference given by the Company regarding such Worker.
14.12
No questions have been submitted to the Company by an Employee or Worker in relation to potential claims under equal pay or discrimination legislation that remain unanswered in full or in part.
14.13
Every Employee or Worker who requires permission to work and/or a visa in any place they are working has current and appropriate permission and/or visa to work in such place.
14.14
The acquisition of the Sale Share by the Buyer and compliance with the terms of this Agreement will not entitle any Director, officer or Employee of the Company to terminate their employment or receive any payment or other benefit.
14.15
All contracts between the Company and its Employees and Workers are terminable at any time on not more than three months' notice without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability on the part of the Company other than wages, or commission or

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end of service benefits (in respect of their period of employment by the Company only and not for the avoidance of doubt in respect of their employment by any other person whether in the Seller’s Group or otherwise).
14.16
All contracts between the Company and Employees comply with any applicable Employment Laws and all contracts between the Company and its Directors and Workers comply with the laws applicable to such contracts.
14.17
The Company is not a party to, bound by or proposing to introduce in respect of any of its Directors or Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any agreed procedure for redundancy selection.
14.18
In the period of five (5) years preceding the date of this Agreement, neither the Company (nor any predecessor or owner of any part of their respective businesses) has been a party to a transfer affecting any persons engaged in the Business and no event has occurred that may involve such persons in the future being a party to such a transfer. No such persons have had their terms or employment varied for any reason as a result of or connected with such a transfer.
14.19
There are no incentive schemes or arrangements (including any commission, profit sharing or bonus scheme) established by any member of the Company's Group, any shareholder of the Company or any other person, in which any Director or former director of the Company or any Employee or Worker (or any of their respective associates or nominees) participates or has participated.
14.20
Neither the Company, nor any other member of the Seller's Group is a party to, bound by or proposing to introduce for the benefit of any Directors, Employees or Workers or former directors, Employees or Workers (or any of their respective associates or nominees), any incentive scheme or arrangement (including any commission, profit sharing or bonus scheme).
14.21
The Company has not incurred any actual or contingent liability in connection with any termination of employment of its Employees (including without limitation for redundancy payments, wrongful dismissal or unfair dismissal) or for failure to comply with any order for the reinstatement or re-engagement of any Employee or in connection with any equal pay claims, sex, race or disability discrimination and there are no facts or circumstances which could give rise to such a claim.
14.22
The Company has not incurred any liability for failure to provide information or to consult with Employees or Workers under any Employment Laws.
14.23
The Company has not made or agreed to make a payment or provided or agreed to provide a benefit to any Director, officer, Employee, Worker or former director, officer, Employee or Worker, or to their dependants in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.
14.24
The Company is not involved in any industrial or trade dispute or negotiation regarding a claim with any Employee, Worker or Representative Body and there is nothing likely to give rise to such a dispute or claim.
14.25
The Company has not transferred or agreed to transfer any Employee or Worker from working for the Company, or induced any Employee or Worker to resign their contract with the Company.
14.26
There are no sums owing to any current or former Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.
14.27
There are no loans to any current or former director or employee of the Company (or to any nominees or associates of such directors or employees) made by the Company.

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14.28
The DFS electronic data room includes forms of contracts and employee handbooks that apply to any Employee. No contractual benefits will accrue to any Employee or Worker as a result of the transactions contemplated by this Agreement.
14.29
In respect of each Employee and Worker, the Company has:
(a)
performed all obligations and duties they are required to perform (and settled all outstanding claims), whether or not legally binding and whether arising under contract, statute, at common law, in equity, under any treaties or applicable law from time to time;
(b)
complied with the terms of any relevant agreement or arrangement with any Representative Body (whether binding or not); and
(c)
maintained adequate, suitable and up-to-date records.
14.30
No Employee or Worker is subject to a current disciplinary warning or procedure.
15.
TC "27. Retirement benefits" \l 1Retirement benefits
15.1
The Company does not maintain any pension plan or scheme and there are no arrangements under which the Company has or may have any obligation (whether or not legally binding) to provide or contribute towards pension, lump-sum, death, ill-health, disability or accident benefits in respect of its past or present officers and Employees or Workers.
15.2
No proposal or announcement has been made to any Employee, Worker or officer of the Company as to the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension, lump-sum, death, ill-health, disability or accident benefit.
16.
Property
16.1
The Properties are the only land and buildings leased, used or occupied by the Company. The Company has no (and never has had) ownership in any real property and has no right of ownership, right to use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right affecting any land and buildings, other than its right to lease or licence the Properties.
16.2
The Seller has made available to the Buyer copies of the leases or licences in effect relating to the Properties and there has not been any sublease, sublicence or assignment entered into by the Company in respect of the Properties.
16.3
The Company is not in default of any provision of any lease or licence (or other agreement) relating to any of the Properties. The use and operation of the Properties in the conduct of the Business as conducted and as currently planned to be conducted does not violate any law, covenant, restriction, easement, license, permit or agreement.
16.4
There are no covenants, restrictions, stipulations, easements, wayleaves, licenses, grants or other Encumbrances (whether of a private or public nature, and whether legal or equitable) affecting any of Properties which conflict with the use of the Properties by the Business in accordance with the lease or licence in effect relating to such Property.
16.5
There are no circumstances which (with or without taking other action) would entitle any person to exercise a right of entry to, or take possession of all or any part of the Properties, or which would in any other way affect or restrict the continued possession, enjoyment or use of any part of the Properties, otherwise than in accordance with the lease or licence relating to the relevant Property.

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16.6
There exists no dispute between the owner or occupier of any other premises adjacent to or neighbouring the Properties and there are no circumstances that would give rise to any such dispute.
17.
TC "29. Environment and health and safety" \l 1Environment and health and safety
17.1
The definitions in this paragraph apply in this Agreement.
1
EHS Laws: all laws, statutes, regulations, subordinate legislation, bye-laws, common law and other national, international, federal, state and local laws, judgments, decisions and injunctions of any court or tribunal, which from time to time apply to the Company (or any part of its business) to the extent that they relate to or apply to the Environment, energy efficiency, climate change or the health and safety of any person.
2
EHS Matters: all matters relating to:
2.1
pollution or contamination of the Environment;
2.2
the presence, disposal, release, spillage, deposit, escape, discharge, leak, migration or emission of Hazardous Substances or Waste;
2.3
the exposure of any person to Hazardous Substances or Waste;
2.4
the health and safety of any person, including any accidents, injuries, illnesses and diseases;
2.5
the creation or existence of any noise, vibration, odour, radiation, common law or statutory nuisance or other adverse impact on the Environment; or
2.6
the condition, protection, maintenance, remediation, reinstatement, restoration or replacement of the Environment or any part of it.
3
EHS Permits: any permits, licences, consents, certificates, registrations, notifications or other authorisations required under any EHS Laws for the operation of the Business, the Drilling Units or in relation to any of the Properties.
4
Environment: the natural and man-made environment including all or any of the following media: air (including air within buildings and other natural or man-made structures above or below the ground), water, land, and any ecological systems and living organisms (including man) supported by those media.
5
Harm: harm to the Environment, and in the case of an individual, this includes offence caused to any of their senses or harm to their property.
6
Hazardous Substances: any material, substance or organism which, alone or in combination with others, is capable of causing Harm.
7
Waste: any waste, including any by-product of an industrial process and anything that is discarded, disposed of, spoiled, abandoned, unwanted or surplus, irrespective of whether it is capable of being recovered or recycled or has any value.
17.2
The Company has obtained and complied at all times with all EHS Permits which it is or was at any time required by applicable laws to hold. All EHS Permits which it is required by applicable laws to hold are in full force and effect and so far as the Seller is aware there are no facts or circumstances that may lead to the revocation, suspension, variation or non-renewal of, or the inability to transfer, any EHS Permits.
17.3
The Company has at all times operated in compliance with all EHS Laws and so far as the Seller is aware there are no facts or circumstances that may lead to any breach of or liability under any EHS Laws or any claim or liability in respect of EHS Matters.
17.4
There has been no escape of Hazardous Substances from the Drilling Units that the Company is responsible for and has not been properly remediated.

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17.5
There are no outstanding claims, investigations (so far as the Seller is aware), prosecutions or other proceedings against or (so far as the Seller is aware) threatened against the Company or any member of the Seller's Group or any of their respective directors, officers or employees in respect of Harm arising from the operation of the Business or the Drilling Units or occupation of any of the Properties or for any breach or alleged breach of any EHS Permits or of EHS Laws by the Company and there are no facts or circumstances that may lead to any such claims, investigations, prosecutions or other proceedings. At no time has the Seller or the Company received any notice, communication or information alleging any liability on their part or for which the Company is responsible in relation to any EHS Matters or that any works are required.
17.6
Copies of all current EHS Permits relating to each Drilling Unit are located on the Drilling Unit or at the relevant shore-based office.
17.7
The Company is not at Closing a party to any contract, agreement, arrangement, understanding or commitment which is of an unusual or exceptional nature, outside the ordinary course of the Business.
18.
TC "29. Environment and health and safety" \l 1Intellectual Property Rights
18.1
So far as the Seller is aware, the Company owns or otherwise has the right (subject to the terms of the relevant licenses) to use all Intellectual Property Rights used by the Company in the operation of the Business as presently conducted (the “Business Intellectual Property”).
18.2
So far as the Seller is aware, the operation of the Business as presently conducted does not infringe or violate, or constitute a misappropriation of, in any respect, any Intellectual Property Rights of any other person and no notice alleging such infringement has been received by the Company or any member of the Seller’s Group.
18.3
So far as the Seller is aware, no other person is infringing, violating or misappropriating any of the Business Intellectual Property and no notice alleging such infringement has been given by the Company or any member of the Seller’s Group.
18.4
There are no pending disputes between the Company or any member of the Seller’s Group and any other person relating to the Business Intellectual Property.

Part B
- Tax Warranties

1.
Tax compliance
0.1
In the last five (5) years, the Company has:
(a)
submitted all relevant Tax returns (and all other information and documents required by any Tax Authority) to each relevant Tax Authority by the requisite dates;
(b)
discharged its liability to make any payment of Tax which has fallen due;
(c)
made all deductions and withholdings on account of Tax required to be made in respect of any payment made or benefit provided, and has to the extent required by law in its jurisdiction of incorporation, in the jurisdiction where it carries on the Business and elsewhere properly accounted for all such deductions and withholdings; and

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(d)
maintained, and has in its possession or under its control, all records and documentation that it is required to maintain for the purposes of any Tax and to enable the Tax liabilities of the Company to be calculated accurately in all material respects (including in respect of all deductions and payments referred to in paragraph 1.1(c)).
1.2
In the last five (5) years, the Company has not been subject to any non-routine investigation or audit by any Tax Authority or been involved in any dispute with any Tax Authority and so far as the Seller is aware there are no facts or circumstances that may lead to such a dispute.
1.3
The Company has received an undertaking pursuant to the Tax Concessions Act (as amended) of the Cayman Islands (the "Tax Concessions Act") that for a period of twenty (20) years from June 24, 2008 no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of the shares, debentures or other obligations of the Company or by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.
1.4
All material notices, returns, reports, accounts, computations, statements, assessments, claims, disclaimers, elections and registrations and any other necessary information which have, or should have, been submitted by the Company to any Tax Authority including without limitation the General Tax Authority of the State of Qatar (“GTA”) for the purposes of the Qatar Income Tax Law (Law No. 24 of 2018) and the Executive Regulations to the Qatar Income Tax Law (No. 39 of 2019) and in relation to the GTA’s Dhareeba system, have been made on a proper basis.
1.5
There are no outstanding tax payments due to the GTA or any other Tax Authority by the Company and the Company has not had imposed on it any penalties under the Qatar Income Tax Law or in relation to the GTA’s Dhareeba system or by any other Tax Authority.
1.6
All Tax returns and other information and documents supplied to a Tax Authority have been submitted within applicable time limits and were accurate and complete in all material respects. The Company is not a beneficiary of any extension of time within which to file any Tax return.
1.7
So far as the Seller is aware documents submitted under paragraphs 1.4 and 1.6 do not include transactions which are likely to be the subject of any dispute with or enquiry by any Tax Authority.
1.8
The Company has, within applicable time limits, kept and maintained complete and accurate records, invoices and other information in relation to Taxation as they are required or is prudent to keep and maintain and these records, invoices and information remain in the Company’s possession, custody and control.
1.9
No security in respect of any amount of Tax has been required and no asset of any Company is subject to any Encumbrance or power of sale in favour of any Tax Authority.
1.10
The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
1.11
Without prejudice to paragraph 1.4 save as referred to in the Disclosure Schedule all contracts that were required to be reported by the Company to a Tax Authority have been duly reported with applicable time limits.
1.12
All withholding taxes required to be applied by the Company have been applied to all applicable payments and duly accounted for by the Company to the relevant Tax Authority.

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2.
Transfer pricing
1.13
All transactions or arrangements made by the Company have been made and are on arm's length terms and the processes by which prices and terms have been arrived at have, in each case, been fully documented to the extent required by applicable law and such documentation is in the Company’s possession, custody or control. No written notice, enquiry or adjustment has been made by any Tax Authority in connection with any such transactions or arrangements.
3.
General
1.14
The Company has not been a party to, nor has otherwise been involved in, any transaction, scheme or arrangement designed wholly or mainly or containing steps or stages having no commercial purpose and designed wholly or mainly for the purpose of avoiding or deferring Tax or reducing a liability to Tax or amounts to be accounted for to any Tax Authority.
1.15
The Company has not, at any time in the past, been treated as resident (or having a taxable establishment) in any jurisdiction other than Qatar for any Tax purposes (including without limitation for the purposes of any double Tax arrangements).
1.16
The Disclosure Schedule contains details of all concessions, agreements and arrangements that the Company has entered into with a Tax Authority. No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on a Tax statute or any general practice) in relation to the Company's affairs.
1.17
Any document that proves or may be necessary in proving the title of the Company to any asset which is owned by the Company or by virtue of which the Company has any right is duly stamped for stamp duty purposes where such stamping is required (and any similar duties or charges have been duly paid).
1.18
The Company is not, on the basis of the laws in force on the date of this Agreement, liable to make to any person (including any Tax Authority) any payment in respect of any liability to Tax which is primarily or directly chargeable against, or attributable to, any other person.
1.19
The Accounts make full provision or reserve for all Tax (including any deferred Tax) for which the Company is accountable at the Accounts Date.
1.20
The Company has complied within applicable time limits with all notices served on them and any other requirements lawfully made of them by any Tax Authority.
1.21
All transactions in respect of which any clearance or consent was required from any Tax Authority have been entered into by the Company after such consent or clearance has been properly obtained. Any application for such clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant clearance or consent.
1.22
The Company has duly submitted all claims, disclaimers and elections the making of which has been assumed for the purposes of the Accounts. No such claims, disclaimers or elections are likely to be disputed or withdrawn.

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Schedule 8
- Particulars of the Properties

[***]

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Schedule 9
- Disclosure Schedule

[***]

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Schedule 10
- Tax Covenant

[***]

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Schedule 11
- Excepted Material Adverse Change Adjustment

4.
Paragraphs 2-4 below shall apply separately in respect of each Drilling Unit (in each case, as the Buyer's sole remedy in connection with (i) the reduction of day rate during a suspension where paragraph 2 below applies; (ii) the reduction of day rate under a Drilling Contract where paragraph 3 below applies; or (iii) the cost of remedying a Partial Loss where paragraph 4 below applies); provided that the aggregate of all Excepted Material Adverse Change Adjustments under paragraph 3 below shall be capped at eight million five hundred thousand United States Dollars (USD8,500,000).
5.
In respect of a suspension of a Drilling Contract which is not reasonably expected to last more than sixty (60) days after the anticipated Closing Date: the Excepted Material Adverse Change Adjustment to be deducted in the calculation of the Closing Payment in respect of such suspension shall be the United States Dollar amount equal to:

A x (B – C)

where:

A = anticipated duration (expressed in days) of the suspension after Closing

B = Base Rate T (as defined in the relevant Drilling Contract) (expressed in United States Dollars)

C = day rate anticipated to apply during the suspension, under the terms of the relevant Drilling Contract (expressed in United States Dollars).

At the end of the suspension, the Excepted Material Adverse Change Adjustment in respect of this suspension shall be recalculated using actual duration and day rates applied. If the recalculated amount exceeds the Excepted Material Adverse Change Adjustment deducted in the calculation of the Closing Payment in respect of such suspension, the Seller shall promptly pay the excess to the Buyer. Conversely, if the recalculated amount is less than the Excepted Material Adverse Change Adjustment deducted in the calculation of the Closing Payment in respect of such suspension, the Buyer shall promptly pay the shortfall to the Seller.

6.
Subject to the limitation in paragraph 1 above, in respect of a reduction in the day rate payable under a Drilling Contract (other than in accordance with the terms of such Drilling Contract) by five percent (5%) or less: the Excepted Material Adverse Change Adjustment in respect of such reduction shall be the United States Dollar amount equal to:

A x 365 x 6

where:

A = daily rate reduction (expressed in United States Dollars).

7.
In respect of a Partial Loss affecting a Drilling Unit, provided the Drilling Unit remains in operational condition for the purpose of the relevant Drilling Contract and the cost of remedying the Partial Loss is not reasonably expected to exceed five hundred thousand United States Dollars (USD500,000): the Excepted Material Adverse Change Adjustment shall be the United States Dollar amount equal to the cost of remedying such Partial Loss.

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Schedule 3
- Capital Expenditure Spreadsheet

[***]

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Schedule 12
- Asset Register

[***]

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EXECUTION PAGE

Signed by Ihab Toma for and on behalf of VANTAGE HOLDINGS INTERNATIONAL	./s/ Ihab Toma.................. Ihab Toma

Signed by Dr Mohamed Farouk for and on behalf of ADES ARABIA HOLDING	../s/ Mohamed Farouk............ Dr Mohamed Farouk

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